Exhibit (k)(1)

TRANSFER AGENCY AND SERVICES AGREEMENT

AGREEMENT, dated as of October 13, 2025 (the “Effective Date”) by and between Putnam Managed Municipal Income Trust (the “Fund”), having its principal place of business at 100 Federal Street, Boston, MA 02110, and Computershare Inc., a Delaware corporation (“Computershare”), and its affiliate Computershare Trust Company, N.A., a federally chartered trust company (“Trust Company”, and together with Computershare, “Transfer Agent”) each having a principal office and place of business at 150 Royall Street, Canton, Massachusetts 02021.

WITNESSETH

WHEREAS, the Fund desires to appoint Trust Company as its sole transfer agent and registrar for the Shares, and any dividend reinvestment plan or direct stock purchase plan for the Fund, and Computershare as dividend disbursement agent and as processer of all payments received or made by the Fund under this Agreement;

WHEREAS, Trust Company and Computershare will each separately provide specified services covered by this Agreement and, in addition, Trust Company may arrange for Computershare to act on behalf of Trust Company in providing certain of its services covered by this Agreement; and

WHEREAS, Trust Company and Computershare desire to accept such respective appointments and perform the services related to such appointments;

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the Fund and Transfer Agent agree as follows:

Article 1 Definitions

1.1. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

(a) “Account” means the account of each Shareholder which reflects any full or fractional Shares held by such Shareholder, outstanding funds, or reportable tax information.

(b) “Agreement” means this agreement and any and all exhibits or schedules attached hereto and any and all amendments or modifications which may from time to time be executed and the Side Agreement (defined below).

(c) “Articles of Incorporation” shall mean the Articles of Incorporation, Agreement and Declaration of Trust, or other similar organizational document as the case may be, of the Fund as the same may be amended from time to time.

(d) “Authorized Person” shall be any person, whether or not such person is an officer or employee of the Fund, duly authorized to give Oral Instructions or Written Instructions and, if applicable, sign Share certificates, in connection with this Agreement on behalf of the Fund as indicated in a written document that has been executed by the Secretary or the Assistant Secretary of the Fund and delivered to Transfer Agent from time to time.

(e) “Board Members” shall mean the Directors or Trustees of the governing body of the Fund, as the case may be.

(f) “Board of Directors” shall mean the Board of Directors or Board of Trustees of the Fund, as the case may be.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h) “Commission” shall mean the Securities and Exchange Commission.

(i) “Confidential Information” shall have the meaning set forth in Article 17.1(a) herein.

(j) “DSPP” means direct stock purchase plan.

(k) “FATCA” shall mean Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

(l) “IRS” shall mean the United States Internal Revenue Service.

(m) “1933 Act” shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, all as amended from time to time.

(n) “1934 Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as amended from time to time.

(o) “1940 Act” shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, all as amended from time to time.

(p) “Oral Instructions” shall mean instructions other than Written Instructions, received by Transfer Agent from a person reasonably believed by Transfer Agent to be an Authorized Person, with subsequent Written Instructions confirming the instructions (as described below), provided acceptance of Oral Instructions by Transfer Agent is subject to its policies and/or procedures for the specific type of instruction submitted;

(q) “Plans” means any dividend reinvestment plan, DSPP, or other investment programs administered by Trust Company for the Fund, whether as of the Effective Date or at any time during the term of this Agreement.

(r) “Services” means all services performed or made available by Transfer Agent pursuant to this Agreement.

(s) “Shareholder” shall mean a holder of Shares of the Fund.

(t) “Shareholder Data” means all information maintained on the records database of Transfer Agent concerning Shareholders.

(u) “Shares” refers collectively to such shares of capital stock or beneficial interest, as the case may be, of the Fund as may be issued from time to time.

(v) “Side Agreement” means the Side Agreement for Transfer Agency Services between the Fund and Transfer Agent dated as of October 13, 2025

(w) “Written Instructions” shall mean (i) a written instruction signed by an Authorized Person, including manually executed originals and telefacsimile of a manually executed original or other process; (ii) trade instructions transmitted (and received by Transfer Agent) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier; and (iii) electronic mail from an Authorized Person in a format mutually acceptable to the parties to this Agreement, provided acceptance of Written Instructions by Transfer Agent is subject to its policies and/or procedures for the specific type of instruction submitted.

Article 2 Appointment of Transfer Agent

2.1. The Fund hereby appoints Trust Company to act as sole Transfer Agent and registrar for all Shares and as administrator of Plans in accordance with the terms and conditions hereof and appoints Computershare as the service provider to Trust Company and as processor of all payments received or made by or on behalf of the Fund under this Agreement. Transfer Agent accepts each such appointment and agrees to perform the duties hereinafter set forth.

2.2. In connection with the appointments herein, the Fund will provide the following appointment and corporate authority documents to Transfer Agent:

(a) Copies of resolutions appointing Trust Company as the Transfer Agent;

(b) If applicable, specimens of all forms of outstanding Share certificates, in forms approved by the Board of Directors of the Fund, with a certificate of the Secretary of the Fund as to such approval;

(c) Specimens of the signatures of the officers or other authorized persons of the Fund authorized to sign Written Instructions and requests and, if applicable, sign Share certificates;

(d) Any and all opinions of counsel issued to the underwriter, along with reliance letters addressed to Transfer Agent, to the extent applicable, for any new Fund or future original issuance of Shares for the Fund added after the Effective Date for which Transfer Agent will act as transfer agent hereunder that may include:

(i) The Fund is duly organized, validly existing and in good standing under the laws of its state of organization;

(ii) All Shares issued and outstanding on the date hereof were issued as part of an offering that was registered under the 1933 Act and any other applicable federal or state statute or that was exempt from such registration;

(iii) All Shares issued and outstanding on the date hereof are duly authorized, validly issued, fully paid and non-assessable; and

(iv) The use of facsimile signatures by Transfer Agent in connection with the countersigning and registering of Share certificates has been duly authorized by the Fund and is valid and effective.

(e) A certificate of the Fund as to the Shares authorized, issued and outstanding, as well as a description of all reserves of unissued Shares relating to the exercise of options;

(f) A completed Internal Revenue Service Form 2678; and

(g) A completed W-8 or W-9, as applicable.

(h) A complete and accurate register of Shareholders.

2.3. The Fund shall, if applicable, inform Transfer Agent as soon as possible in advance as to: (a) the existence or termination of any restrictions on the transfer of Shares, the application to or removal from any Share of any legend restricting the transfer of such Shares (subject, in the case of removal of any legend, to delivery of a legal opinion from counsel to the Fund in form and substance acceptable to Transfer Agent), or the substitution for such Share of a Share without such legend; (b) any authorized but unissued Shares reserved for specific purposes; (c) any outstanding Shares which are exchangeable for Shares and the basis for exchange; (d) reserved Shares subject to option and the details of such reservation; (e) any Share split or Share dividend; (f) any other relevant event or special instructions which may affect the Shares; and (g) any bankruptcy, insolvency or other proceeding regarding the Fund affecting the enforcement of creditors’ rights.

2.4. The Fund shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as Transfer Agent may reasonably require in order to carry out or perform its obligations under this Agreement.

2.5. Scope of Agency.

(a) Transfer Agent shall act solely as agent for the Fund under this Agreement and owes no duties hereunder to any other person. Transfer Agent undertakes to perform the duties and only the duties that are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against Transfer Agent.

Transfer Agent may rely upon, and shall be protected in acting or refraining from acting in reliance upon, (i) any communication from the Fund, any predecessor transfer agent or co-transfer agent or any registrar (other than Transfer Agent), predecessor registrar or co-registrar; (ii) any instruction, notice, request, direction, consent, report, certificate, opinion or other instrument, paper, document or electronic transmission believed by Transfer Agent in good faith to be genuine and to have been signed or given by the proper parties; (iii) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (iv) any instructions received through Direct Registration System/Profile. In addition, Transfer Agent is authorized to refuse to make any transfer that it determines in good faith not to be in good order.

Article 3 Duties of Transfer Agent

3.1. Transfer Agent shall be responsible for:

(a) Administering and/or performing the customary services of a transfer agent, agent of the Fund’s dividend reinvestment plan, and dividend disbursing agent; acting as service agent in connection with dividend and distribution functions; and, if applicable for performing shareholder account and administrative agent functions in connection with the Shares of the Fund, as more fully described in the written schedule of Duties of Transfer Agent in Exhibit 2 of the Side Agreement, and in accordance with applicable laws, regulations and requirements of any governmental authority having jurisdiction over Transfer Agent with respect to the duties of Transfer Agent hereunder, and the procedures established from time to time between the Fund and Transfer Agent, provide services requested by the Fund to assist with liquidation or termination of the Fund, or provide assistance with any rights offerings to Shareholders, on terms and fees agreed upon by the parties.

(b) Transfer Agent shall perform its services as agent under the Fund’s dividend reinvestment plan in accordance with the plan described in the Fund’s reports to Shareholders. Trust Company shall perform all services under the Plans, as the administrator of such Plans, with the exception of payment processing for which Computershare has been appointed as agent by the Fund, and certain other services that Trust Company may subcontract to Computershare as permitted by applicable law (e.g., ministerial services).

(c) Transfer Agent shall act as agent for Shareholders pursuant to the Plans in accordance with the terms and conditions of such Plans. If applicable, the Fund hereby authorizes Computershare to receive all payments made to the Fund (i.e., optional cash purchases) or Transfer Agent under the Plans and make all payments required to be made under such Plans, including all payments required to be made to the Fund. For optional cash purchases, in the event funds are unavailable for any reason (including, without limitation, due to a rejection or reversal of the payment), Computershare shall sell the Shares purchased and any gain thereon shall accrue to Computershare.

(d) Recording the issuance of Shares and maintaining pursuant to Rule 17Ad- 10(e) under the 1934 Act a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. Transfer Agent shall provide the Fund on a regular basis, at such intervals as the parties hereto shall agree from time to time, with the total number of Shares that are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund. Transfer Agent will comply with all requirements applicable to a transfer agent under the 1934 Act and other state or federal securities laws, as applicable.

(e) Providing a quarterly certification in its standard form and, upon request, information, access and reports to the Fund or the Fund’s Chief Compliance Officer, as necessary for the Chief Compliance Officer or the Fund to comply with Rule 38a-1 under the 1940 Act.

3.2. In addition to the duties set forth in Exhibit 2 of the Side Agreement, Transfer Agent shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between the Fund and Transfer Agent. The compensation for such other duties and functions shall be reflected in a written amendment to Exhibit 3 of the Side Agreement and the duties and functions shall be reflected in an amendment to Exhibit 2 of the Side Agreement, both dated and signed by authorized persons of the parties hereto.

3.3. In the event that any requests or demands are made for the disclosure of Confidential Information, other than requests to Transfer Agent for Shareholder records pursuant to subpoenas from state or federal government authorities (e.g., probate, divorce and criminal actions), the party receiving such request will promptly notify the other party to secure instructions from an authorized officer of such party as to such request and to enable the other party the opportunity to obtain a protective order or other confidential treatment, unless such notification is otherwise prohibited by law or court order. Each party expressly reserves the right, however, to disclose Confidential Information to any person whenever it is advised by counsel that it may be held liable for the failure to disclose such Confidential Information or if required by law or court order.

3.4. If the parties mutually agree, they will negotiate in good faith certain service level standards that, once agreed upon, may be incorporated into this Agreement subsequent to the Effective Date.

3.5. Transfer Agent shall make available to the Fund and its Shareholders, through www.computershare.com (“Web Site”), online access to certain Account and Shareholder information and certain transaction capabilities (“Internet Services”), subject to Transfer Agent’s security procedures and the terms and conditions set forth herein and on the Web Site. Transfer Agent provides Internet Services “as is,” on an “as available” basis, and hereby specifically disclaims any and all representations or warranties, express or implied, regarding such Internet Services, including any implied warranty of merchantability or fitness for a particular purpose and implied warranties arising from course of dealing or course of performance.

3.6. The Fund agrees that the databases, programs, screen and report formats, interactive design techniques, Internet Services, software (including methods or concepts used therein, source code, object code, or related technical information) and documentation manuals furnished to the Fund by Transfer Agent as part of the Services are under the control and ownership of Transfer Agent or a third party (including its affiliates) and constitute copyrighted, trade secret, or other proprietary information (collectively, “Proprietary Information”). In no event shall Proprietary Information be deemed Shareholder Data. The Fund agrees that Proprietary Information is of substantial value to Transfer Agent or other third party and will treat all Proprietary Information as confidential in accordance with Article 17 of this Agreement. The Fund shall take reasonable efforts to advise its relevant employees and agents of its obligations pursuant to this Section 3.6.

3.7. Transfer Agent may provide real-time or delayed quotations and other market information and messages (“Market Data”), which Market Data is provided to Transfer Agent by certain third parties who may assert a proprietary interest in Market Data disseminated by them but do not guarantee the timeliness, sequence, accuracy or completeness thereof. The Fund agrees and acknowledges that Transfer Agent shall not be liable in any way for any loss or damage arising from or occasioned by any inaccuracy, error, delay in, omission of, or interruption in any Market Data or the transmission thereof.

3.8. Lost Shareholders; In-Depth Shareholder Search and Stop Payments.

(a)

Computershare shall conduct such database searches to locate lost Shareholders as are required by Rule 17Ad-17 (“Rule 17Ad-17”) promulgated under the Securities Exchange Act of 1934, as amended (“1934 Act”), without charge to Shareholder(s). If a new address is so obtained in a database search for a lost Shareholder, then Computershare shall conduct a verification mailing and update its records for such Shareholder accordingly.

(b)

Computershare may cause the performance of more in-depth searches for the purpose of (i) locating certain lost Shareholders for whom a new address is not obtained in accordance with clause (a) above, (ii) identifying Shareholders who are deceased (or locating such deceased Shareholder’s estate representative, heirs or other party entitled to act with respect to such Shareholder’s Account (“Authorized Representative”)), and (iii) locating Shareholders whose Accounts contain an uncashed check older than 180 days and who have already received the required unresponsive payee notification under Rule 17Ad-17, in each case using the services of a locating service provider selected by Computershare (“Service Provider”), which Service Provider may be an affiliate of Computershare. Such Service Provider may compensate Computershare for processing and other services that Computershare provides in connection with such in-depth search, including providing Computershare a portion of its service fees.

(c)

In communicating its services to any Shareholder (or Authorized Representative) located pursuant to clause (b) above, such Service Provider shall clearly identify to such Shareholder (or Authorized Representative) all assets held in such Shareholder’s Account. Such Service Provider shall inform any such located Shareholders (or Authorized Representative) that such Shareholder (or Authorized Representative) may choose (i) to contact Computershare directly to update account records and claim uncashed check funds, if any, at no charge other than any applicable fees to replace lost certificates, (ii) to contact such Shareholder’s broker directly to update account records and claim uncashed funds, if any, subject to the broker’s applicable fees, documentation requirements and other procedures, or (iii) to use the services of such Service Provider for a processing fee, which may not exceed approximately 10% of the asset value of such Shareholder’s property where the registered Shareholder is living, deceased, or not a natural person; provided that such processing fee shall not include or limit any applicable fees to replace lost certificates; and provided that in no case shall such fee exceed the maximum statutory fee permitted by the applicable state jurisdiction. If the Fund selects a locating service provider other than one selected by Computershare, then Computershare shall not be responsible for the terms of any agreement between such provider and the Fund and additional fees may apply.

(d)	Pursuant to Section 6.2 of this Agreement, the Fund hereby authorizes and instructs Computershare to provide to Service Provider:

(i)

aggregate Shareholder Data including number of projected eligible Accounts, value of projected eligible Accounts (includes sum of outstanding checks and value of Shares) in order for the Service Provider to determine the feasibility of providing in-depth search services;

(ii)	upon determination by Service Provider that an in-depth Shareholder location program will be implemented and after notification of implementation to the Fund by Computershare (including by e-mail):

(1)	a complete Shareholder file (from which Service Provider will eliminate those Accounts for which a search is still required by Rule 17Ad-17); and

(2)	preliminary escheatment files (used to block Accounts that may not be serviced under the program based on state unclaimed property laws); and

(iii)	view-only access (during the time a program is in place) to Shareholder Data for the limited purposes of verifying Account information and reconcilement for program eligible Accounts.

(e)

Stop Payments. The Fund hereby authorizes Computershare to stop payment of checks issued in payment of sales proceeds and of dividends, if applicable, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or, through no fault of theirs, are otherwise beyond their control and cannot be produced by them for presentation and collection, and Computershare shall issue and deliver duplicate checks in replacement thereof, and the Fund shall indemnify Transfer Agent against any loss or damage resulting from reissuance of the checks.

Article 4 Delegation of Responsibilities

4.1. With respect to the Fund, Transfer Agent may without the consent of the Fund delegate some or all of its duties under this Agreement to the subcontractors listed on Exhibit 4 of the Side Agreement, and to any new or existing subcontractor except with respect to the functions set forth in Section 4.2. Transfer Agent shall provide the Fund with written notice in the form of a quarterly report of any new subcontractor with access to Shareholder Data and a description of the services to be provided by each such subcontractor. Transfer Agent shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

4.2. Transfer Agent may delegate any transfer agent functions set forth in Section 3(a)(25) of the 1934 Act with the consent of the Fund, which shall not be unreasonably withheld, to other parties that after reasonable inquiry Transfer Agent deems to be competent to assume such duties. In the event of any such delegation, Transfer Agent shall enter into a written agreement with the delegate in which the delegate will, among other things:

(a) agree to provide the services delegated consistent with the terms of this Agreement, a written schedule of performance standards developed by Transfer Agent as deemed necessary to comply with the terms of this Agreement, and applicable laws, regulations and requirements of any governmental authority having jurisdiction over the provision of such services; and

(b) represent and warrant that it is duly registered as may be required under all federal and state securities laws to perform the services delegated.

In any such circumstance, Transfer Agent will be responsible for the services of the delegates, as if Transfer Agent were performing the services itself.

4.3. Nothing herein shall impose any duty upon Transfer Agent in connection with or make Transfer Agent liable for the actions or omissions to act of unaffiliated third parties other than delegates referenced in Section 4.2 and subcontractors referenced in Sections 4.1 of this Agreement such as, by way of example and not limitation, airborne services, delivery services, the U.S. mails, and telecommunication companies, provided, if Transfer Agent selected such company, Transfer Agent exercised due care in selecting the same.

Article 5 Recordkeeping and Other Information

5.1. Transfer Agent may adopt as part of its records all Shareholder lists, Share ledgers, records, books, and documents which have been employed by the Fund or any of its agents and which are certified to be true, authentic and complete. Transfer Agent shall keep records as set forth in Exhibit 2 of the Side Agreement, in a form and manner it deems advisable, but in any event in accordance with all applicable laws, rules and regulations, and consistent with the reasonable standards of the transfer agency industry. Transfer Agent agrees that all records prepared or maintained by it relating to the services provided under this Agreement, including records held in electronic storage, are the property of the Fund and will be preserved, maintained and made available in accordance with the requirements of law and Transfer Agent’s records management policy, and will be surrendered promptly to the Fund in accordance with its request subject to applicable law and Transfer Agent’s records management policy. The Transfer Agent will employ commercially reasonable security measures (including, but not limited to, virus protection safeguards, password protection and encryption—minimum AES 256 standard — at rest and in transit) reasonably acceptable to the Fund.

5.2. Transfer Agent agrees that all records prepared or maintained by Transfer Agent pertaining to the Services provided to the Fund hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with Articles 5 and 15, and will be surrendered promptly to the Fund on and in accordance with the Fund’s request subject to applicable law and Transfer Agent’s records management policy. Transfer Agent will provide the Fund, at least annually, with the most recent SSAE18 AT 101, or equivalent controls report in support of the services provided hereunder prepared by an independent third-party, and will provide executive summaries of the results of the most recent penetration and ethical hack testing conducted by a qualified independent third party on behalf of the Transfer Agent. The Transfer Agent shall cooperate with the Fund on any reasonable ongoing due diligence request, including, but not limited to, completion of Franklin Templeton Service Provider Security and Global Business Continuity questionnaires. Transfer Agent shall, upon 30 days written notice and no more frequently than once per year and at mutually agreed dates and times, allow the Fund, its auditors and/or its regulators, to inspect, examine, and audit (each, an “Audit”) Transfer Agent’s operations, procedures and business records that are relevant to the Services provided hereunder by Transfer Agent (collectively, “Records”) solely to determine Transfer Agent’s compliance with this Agreement and only to the extent that such Records were not included within the scope of the SSAE 18, AT 101, or equivalent audit conducted for Transfer Agent within the previous calendar year. Notwithstanding the foregoing, Transfer Agent may, in its sole discretion, prohibit the Fund from entering certain areas of its facilities for security reasons, in which case Transfer Agent will provide the Fund with alternative access to the Records, information or personnel in such restricted area, to the extent reasonably possible. Audits shall not include penetration testing. Further, the Fund agrees that any Audit includes the right of the Fund to inspect Records on site at Transfer Agent’s office, but not the right to copy Records, except for Fund records or Shareholder Data. The Fund will provide Transfer Agent with a written Scope of Work including a mutually agreed level of detail, at least 10 business days in advance of commencement of an Audit. Transfer Agent shall cooperate reasonably and in good faith with the Fund’s internal or external auditors to ensure a prompt and accurate Audit. In addition, Transfer Agent shall address within a reasonable time period and in the manner determined by Transfer Agent any practices found to be non-compliant with this Agreement after receipt of the Fund’s Audit report. The Fund acknowledges that Transfer Agent may require any such auditors and/or regulators of the Fund to agree to written confidentiality provisions relating to Transfer Agent’s proprietary and confidential information that such auditors and/or regulators may have access to during any such Audit. The Fund agrees to compensate Transfer Agent for all out of pocket expenses incurred in connection with any Audit, and also agrees to compensate Transfer Agent in accordance with the Transfer Agent fee schedule in effect at the time such Audit, for the time of each Transfer Agent employee required to assist such Audit; provided, however, that in no event shall the Fund be charged for the time incurred by Transfer Agent’s Relationship Management employees required to assist such Audit. Such fees must be pre-approved by the Fund. For the avoidance of doubt, the Fund’s reasonable request to review a sampling of Fund records in connection with any routine diligence will not constitute an Audit.

5.3 Transfer Agent shall provide to the Fund, upon request, its certification by a senior officer relating to the adequacy of its internal controls for handling of the Fund’s information and it will engage a certified public accounting firm to conduct a SSAE 18, AT 101, or equivalent audit of the control environment and activities of Transfer Agent and prepare a report on an annual basis. Transfer Agent shall make available to the Fund a copy of each such report prepared in connection with each such audit, within a reasonable amount of time after receipt.

Article 6 Fund Instructions

6.1. Transfer Agent will not be liable for its acting upon Written or Oral Instructions reasonably believed to have been delivered by an Authorized Person in accordance with the terms of this Agreement and the standard of care provided in Article 10, and Transfer Agent will not be held to have any notice of any change of authority of any person, including any Authorized Person, until receipt of a Written Instruction thereof from the Fund. Transfer Agent will maintain written procedures reasonably designed to promptly respond to changes in the identities of Authorized Persons.

6.2. At any time, Transfer Agent may request Written Instructions from the Fund with respect to any matter arising in connection with this Agreement, and it shall not be liable and shall be indemnified pursuant to Article 9 for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions. Written Instructions requested by Transfer Agent will be provided by the Fund within a reasonable period of time. At any time, Transfer Agent may seek advice from legal counsel for the Fund, or its own legal counsel, with respect to any question of law arising in the course of Transfer Agent performing its duties in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with the opinion of counsel for the Fund or for Transfer Agent, provided that Transfer Agent at its own expense communicates to the Fund such opinion of counsel to Transfer Agent prior to taking the action in question.

6.3. Transfer Agent, its officers, agents or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of the Fund only if said representative is an Authorized Person.

Article 7 Compensation

7.1. The Fund will compensate Transfer Agent or cause Transfer Agent to be compensated for the performance of its obligations hereunder (including for providing support services after the Fund’s termination, liquidation, reorganization or merger if requested) in accordance with the fees set forth in the written schedule of fees in Exhibit 3 of the Side Agreement. Transfer Agent will transmit an invoice to the Fund as soon as practicable after the end of each calendar month which will be detailed in accordance with Exhibit 3 of the Side Agreement, and the Fund will pay to Transfer Agent the amount of such invoice within thirty (30) days after the Fund’s receipt of the invoice, except for any fees or expenses that are subject to a good faith dispute. In the event of such a dispute, the Fund may only withhold that portion of the fee or expense subject to the good faith dispute. The Fund shall notify Transfer Agent in writing within thirty (30) days following the receipt of each invoice if the Fund intends to dispute any amounts in good faith.

7.2. In addition, the Fund agrees to pay, and will be billed separately for, reasonable out-of-pocket expenses incurred by Transfer Agent in the performance of its duties hereunder. Out-of-pocket expenses shall be the items specified in the written schedule of out-of-pocket charges in Exhibit 3 of the Side Agreement, and such other items to which the parties may agree from time to time. Exhibit 3 of the Side Agreement may be modified only by written agreement between the parties. Unspecified out-of-pocket expenses shall be limited to those unexpected and non-routine out-of-pocket expenses reasonably incurred by Transfer Agent in the performance of its obligations hereunder. Out-of-pocket rates may change from time to time based upon charges received from Transfer Agent’s vendors, at Transfer Agent’s sole discretion, including any postal rate increases.

7.3. Any compensation agreed to hereunder may be adjusted from time to time by attaching to Exhibit 3 of the Side Agreement a revised fee schedule executed and dated by the parties hereto.

7.4. All funds administered by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of Services (the “Monies”) shall be administered by Computershare as agent for the Fund and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Fund. Until paid pursuant to this Agreement, Computershare may administer or invest the Monies through such accounts in: (a) funds backed by obligations of, or guaranteed by, the United States of America; (b) debt or commercial paper obligations rated A-1 or P-1 or better by S&P Global Inc. (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), respectively; (c) Government and Treasury backed AAA-rated Fixed NAV money market funds that comply with Rule 2a-7 of the 1940 Act, as amended; or (d) short term certificates of deposit, bank repurchase agreements, and bank accounts with commercial banks with Tier 1 capital exceeding $1 billion, or with an investment grade rating by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Fund shall have no responsibility or liability for any diminution of the Monies that may result from any deposit or investment made by Computershare in accordance with this paragraph, except for any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. Computershare shall not be obligated to pay such interest, dividends or earnings to the Fund, any Shareholder or any other party.

Article 8 Representations and Warranties

8.1. The Fund represents and warrants to Transfer Agent that:

(a) it is duly organized, existing and in good standing under the laws of the jurisdiction in which it is organized;

(b) it is empowered under applicable laws and by its Articles of Incorporation and/or By-laws to enter into this Agreement;

(c) all corporate proceedings required by said Articles of Incorporation, By-laws and applicable laws have been taken to authorize it to enter into this Agreement; and

(d) all appropriate federal and state securities law filings have been made with respect to all Shares being offered for sale except for any Shares which are offered in a transaction or series of transactions which are exempt from the registration requirements of the 1933 Act, 1934 Act and state securities laws.

(e) The Shares issued and outstanding on the date hereof have been duly authorized, validly issued and are fully paid and are non-assessable; and any Shares to be issued hereafter, when issued, shall have been duly authorized, validly issued and fully paid and will be non-assessable.

(f) The use of facsimile signatures by Transfer Agent in connection with the countersigning and registering of Share certificates has been duly authorized by the Fund and is valid and effective.

8.2. Transfer Agent makes the representations and warranties below, which are and shall remain true and correct throughout the term of the Agreement:

(a) Trust Company is a federally chartered trust company duly organized, validly existing, and in good standing under the laws of the United States and Computershare is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and each has full power, authority and legal right to execute, deliver and perform this Agreement.

(b) it is qualified to carry on its business in jurisdictions in which it is present;

(c) it is empowered under applicable laws and by its Articles of Incorporation and By-laws to enter into and perform this Agreement;

(d) all corporate proceedings required by said Articles of Incorporation, By- laws and applicable laws have been taken to authorize it to enter into and perform this Agreement, which constitutes the legal, valid and binding obligation of Transfer Agent enforceable against Transfer Agent in accordance with its terms;

(e) it is a transfer agent fully registered as a transfer agent pursuant to Section 17A(c)(2) of the 1934 Act, and such registration will remain in effect for the duration of this Agreement and Transfer Agent will promptly notify the Fund in the event of any change in its status as a registered transfer agent;

(f) it is in compliance with all federal and state laws, rules and regulations applicable to its transfer agency business and the performance of its duties, obligations and services under this Agreement;

(g) the various procedures and systems which it has implemented with regard to safeguarding from loss or damage attributable to fire, theft, data/security breaches or any other cause, the Fund’s records and other data and Transfer Agent’s records, data equipment facilities and other property used in the performance of its obligations hereunder are consistent with industry standards applicable to serving as a transfer agent and that Transfer Agent will make such changes therein from time to time as it may deem reasonably necessary to make this representation and warranty true throughout the term of this Agreement and any extensions thereof; and

(h) it has access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

8.3. If any out-of-proof condition caused by the Fund or any of its prior agents arises during any term of this Agreement, the Fund will, promptly upon Transfer Agent’s request, provide Transfer Agent with funds or shares sufficient to resolve the out-of-proof condition.

Article 9 Indemnification

9.1. Transfer Agent shall not be responsible for, and the Fund shall indemnify and hold Transfer Agent and its affiliates, Board Members, officers, employees, successors, permitted assigns, agents and representatives (the “Transfer Agent Indemnitees”), harmless from and against, any and all losses, damages, reasonable costs, charges, reasonable counsel fees, payments, reasonable expenses and liability (collectively referred to as “Losses”) arising out of or attributable to:

(a) All actions of Transfer Agent or its agents or delegates required to be taken pursuant to this Agreement with respect to the Fund, provided that such actions are taken in good faith and without negligence, bad faith, willful misconduct or reckless disregard of its duties or their own duties hereunder and are not violations of applicable law or regulation pertaining to the manner transfer agency services are performed and not otherwise a breach of this Agreement (including the standard of care provided in Article 10);

(b) The reasonable reliance by Transfer Agent or its agents or delegates upon, and any subsequent use of or action taken or omitted by Transfer Agent or its agents or delegates pursuant to: (i) any Written Instructions of any Authorized Person; or (ii) any paper or document, reasonably believed, in conformity with security procedures established by Transfer Agent from time to time, to be genuine, authentic and signed by an Authorized Person; unless, in each case, such Losses are due to its failure to perform in accordance with its procedures, or its negligence, bad faith, willful misconduct or reckless disregard, violations of applicable law or regulation pertaining to the manner transfer agency services are performed or otherwise a breach of this Agreement (including the standard of care provided in Article 10); or

(c) The offer or sale of Shares in violation of federal or state securities laws or regulations requiring that such Shares be registered or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares.

9.2. The Fund shall not be responsible for, and Transfer Agent shall indemnify and hold the Fund, and its affiliates, Board Members, officers, employees, successors, permitted assigns, agents and representatives (the “Fund Indemnitees”), harmless from and against any and all Losses arising out of or attributable to all actions of Transfer Agent or its agents taken outside of the scope of this Agreement or caused by Transfer Agent’s negligence, bad faith, willful misconduct, its breach of Article 17 of this Agreement, or reckless disregard of its duties hereunder, or violations of applicable laws or regulations pertaining to the manner in which transfer agency services are performed or otherwise are a breach of this Agreement. Any liability of the Transfer Agent shall be limited as set forth in Exhibit 1 of the Side Agreement.

9.3. In any case in which a party hereto (the “Indemnifying Party”) may be asked to indemnify or hold the other party (the “Indemnified Party”) harmless, the Indemnifying Party shall be promptly advised of all pertinent facts concerning the situation in question. The Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Indemnifying Party although the failure to do so shall not prevent recovery by the Indemnified Party, except to the extent that the Indemnifying Party shall have been materially prejudiced by such failure. The Indemnified Party shall keep the Indemnifying Party advised with respect to all such developments concerning any claim, demand, action or suit or other proceeding (a “Claim”), which may be the subject of this indemnification. The Indemnifying Party shall have the option to participate with the Indemnified Party in defending against any Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such

Claim. The Indemnified Party will not confess any Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party’s prior written consent. The parties shall cooperate with each other in defense of any Claim. In no event will either party be liable for any settlement of any action or Claim effected without its prior written consent. The obligations of the parties hereto under this Article 9 shall survive the termination of this Agreement.

9.4. Except for remedies that cannot be waived as a matter of law (and injunctive or provisional relief), the provisions of this Article 9 shall be a party’s sole and exclusive remedy for Claims or other actions or proceedings to which the other party’s indemnification obligations pursuant to this Article 9 may apply.

9.5. The Board Members of the Fund, its officers and Shareholders shall not be liable for any obligations of the Fund under this Agreement, and Transfer Agent agrees that in asserting any rights or claims under this Agreement against the Fund, it shall look only to the assets and property of the Fund in settlement of such rights or Claims and not to such members of the Board, its officers or Shareholders.

Article 10 Standard of Care

10.1. Transfer Agent shall provide its services as transfer agent in accordance with the applicable provisions of Section 17A under the 1934 Act. In performing the responsibilities delegated to it under this Agreement, Transfer Agent shall at all times act in good faith and agrees to exercise reasonable care, diligence and expertise of a transfer agent having responsibility for providing transfer agent services, but shall not be liable for any damages arising out of Transfer Agent’s performance of or failure to perform its duties under this Agreement, except to the extent set forth in Section 9.2 of this Agreement and subject to Exhibit 1 of the Side Agreement.

Article 11 Consequential Damages

11.1. Notwithstanding anything in this Agreement to the contrary, neither Transfer Agent nor the Fund shall be liable to the other party for any consequential, special or indirect losses or damages which the party may incur or suffer by or as a consequence of the other party’s performance of the services provided hereunder.

Article 12 Insurance

12.1. Transfer Agent shall maintain insurance coverage including, without limitation, errors and omissions, fidelity bond or equivalent crime insurance and cyber insurance coverages at levels of coverage reasonably consistent with those customarily maintained by other high quality transfer agents for registered investment companies for the scope of Services provided under this Agreement. Upon the request of the Fund, Transfer Agent shall provide certificates of insurance evidencing that such coverage is in place. Transfer Agent shall promptly notify the Fund in the event that such coverage is materially reduced or canceled. These insurance requirements shall not in any way limit Transfer Agent’s indemnity obligations as set forth elsewhere in this Agreement, nor shall they relieve or decrease the liability of Transfer Agent in any way.

Article 13 Security

13.1. Transfer Agent represents, warrants and agrees that it shall itself implement and, as required, enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable procedures and systems with regard to the safeguarding from loss or damage attributable to fire, theft or any other cause (including provision for twenty-four hours a day restricted access) of Confidential Information and the Fund’s records and other data and Transfer Agent’s records, data equipment facilities and other property used in the performance of its obligations hereunder, that are consistent with industry standards applicable to entities, including those serving as a transfer agent, that hold “personally identifiable information,” as defined by the National Institute of Standards and Technology and, provided further, that Transfer Agent will make such changes therein from time to time as it may deem reasonably necessary for the secure performance of its obligations hereunder, and that Transfer Agent’s equipment, facilities and other property used in the performance of its obligations hereunder are and shall be reasonable and comply with all applicable laws, rules, regulations and governmental standards, and it will make such changes therein from time to time as in its reasonable judgment, are required for the secure performance of its obligations hereunder, or as agreed upon by the parties. Transfer Agent agrees to review and consider the implementation of any written safeguarding policy concerning the security, confidentiality and privacy of the Fund’s blank checks, records and other data, which policy may be changed from time to time. Transfer Agent shall review such systems and procedures on a periodic basis (no less frequently than annually). In no event shall Transfer Agent’s systems and procedures described in this Article 13.1 be less protective than those systems and procedures provided by Transfer Agent to other registered investment companies.

13.2. In the event of a breach of Confidential Information arising out of Transfer Agent’s negligence or willful misconduct, Transfer Agent will provide notices to and offer credit monitoring or other similar services for a one-year period to Fund Shareholders, subject to the limitation of liability in Exhibit 1 of the Side Agreement. Transfer Agent agrees that a breach of this Article 13.2 would irreparably damage the Fund and accordingly agrees that the Fund is entitled, without bond or other security, to an injunction or injunctions to prevent or halt breaches of this Article 13.2. The provisions of this Article 13.2 shall survive termination of this Agreement.

13.3. Unauthorized Disclosure. As may be required by law and without limiting any party’s rights in respect of a breach of this Section 13, each party will promptly:

(a) notify the other party in writing of any unauthorized possession, use or disclosure of the other party’s Confidential Information by any person or entity that may become known to such party;

(b) furnish to the other party full details of the unauthorized possession, use or disclosure; and

(c) use commercially reasonable efforts to prevent a recurrence of any such unauthorized possession, use or disclosure of Confidential Information.

13.4. Costs. Each party will bear the costs it incurs as a result of compliance with this Article 13.

Article 14 Disaster Recovery

14.1. Transfer Agent shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for periodic backup of computer files and data with respect to the Fund and emergency use of electronic data processing equipment. In the event of equipment failures, Transfer Agent shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions caused by equipment failure.

14.2. Transfer Agent shall: (i) maintain a comprehensive business recovery plan that: (A) is not less protective than the plan overview provided to the Fund by Transfer Agent as part of the Fund’s periodic review of its service providers; and (B) provides for sufficient recovery of its back office and administrative operations to enable Transfer Agent, within 24 hours or such other period as may be agreed upon in writing between the parties after any event necessitating the use of such plan to fulfill its obligations under this Agreement, and (ii) test such business recovery plan no less frequently than annually. Transfer Agent, upon request, will provide the Fund a copy of its annual disaster recovery attestation letter. Transfer Agent shall maintain, at a location other than its normal location, appropriate redundant facilities for operational back-up in the event of a power failure, disaster or other interruption. Transfer Agent shall back-up the Fund’s records maintained by Transfer Agent, and shall store the backup in a secure manner at a location other than its normal location, so that, in the event of a power failure, disaster or other interruption at such normal location, the records will be maintained intact and will enable Transfer Agent to perform the Services under this Agreement. In the event of a business disruption that materially impacts Transfer Agent’s provision of Services under this Agreement, Transfer Agent will promptly notify the Fund of the disruption and the steps being implemented under the business continuity plan.

Article 15 The U.S. Foreign Account Tax Compliance Act

15.1. Transfer Agent shall collect from all shareholders registered on the books of the Fund (each a “Customer”, and, collectively, the “Customers”), valid documentation sufficient to establish the US-status or non-US status, as the case may be, of each such Customer, for purposes of FATCA including by requiring Customers to provide Transfer Agent with an executed IRS Form W-8BEN, Form W-8BEN-E or other applicable IRS Form W-8 (or any successor thereto) and/or an IRS Form W-9 (or any successor thereto). All such documentation is hereinafter referred to as the “Customer Information.” Transfer Agent shall resolve to the reasonable satisfaction of the Fund any discrepancies in any Customer Information.

15.2. Transfer Agent shall monitor Customers and Customer Information for any changes with respect to a Customer’s US or non-US status in accordance with IRS FATCA regulations.

15.3. Transfer Agent shall comply with all applicable provisions of FATCA to the extent it is US Withholding Agent as that term is defined under FATCA, and shall take such actions as are necessary to ensure that (i) it is not and does not become subject to any withholding under FATCA on any payments made to it pursuant to this Agreement and (ii) the Fund does not become subject to any withholding under FATCA solely as a result of this Agreement or the provision of services by the Transfer Agent hereunder.

Article 16 Term and Termination

16.1. This Agreement shall be effective on the date first written above and shall continue in effect for a 3-year term through 11:59 PM on October 13, 2028 (“Initial Term”), unless terminated pursuant to the provisions of this Article 16 or until the earlier liquidation, reorganization and/or merger of the Fund, as applicable. This Agreement will thereafter renew at the option of the Fund by its affirmative notice given to the Transfer Agent at least 90 days prior to termination of the Initial Term for an additional 2-year term (“Renewal Term”). This Agreement may be terminated by Transfer Agent or the Fund upon written notice to the other party of a material breach of this Agreement that is not cured within thirty (30) days after receipt of such notice (provided a material breach by Transfer Agent could be as a result of persistent non-material breaches or persistent failure to meet the key performance indicators pursuant to Article 31, which taken together amount to a material breach), in which case the termination shall be effective as soon as practicable or such later date as may be specified in the breach termination notice. A material breach includes, but is not limited to, (i) the loss or suspension of the Transfer Agent’s registration as a transfer agent pursuant to Section 17(a)(c)(2) of the 1934 Act, or any other license or registration necessary for the Transfer Agent to perform its duties under this Agreement and (2) the insolvency or bankruptcy of either party or the appointment of a receiver for a party. In all cases, termination by the non-breaching party shall not constitute a waiver by the non-breaching party of any other rights it might have under this Agreement or otherwise against the defaulting party. For purposes of this Agreement, the merger, reorganization or liquidation of the Fund shall not be deemed a termination of the Agreement with respect to any other Fund. Fees with respect to the Fund shall cease on the date of such merger, reorganization or liquidation.

16.2. In the event a termination notice is given by the Fund (other than in connection with the liquidation, reorganization or merger of the Fund), the Fund shall provide to Transfer Agent a resolution of the Board of Directors, certified by the Secretary of the Fund, designating a successor transfer agent or transfer agents. Until such a successor transfer agent or transfer agents are designated, this Agreement will remain in effect unless Transfer Agent is notified otherwise by the Fund.

16.3. Upon any notice of termination of services hereunder (whether as to some or all of the non-core transfer agency services under this Agreement), Transfer Agent shall commence taking commercially reasonable steps, without additional compensation (except as provided below), to transfer the books and records and any other property of the Fund held hereunder to a successor transfer agent, in a mutually agreed upon format, and to provide reasonable assistance and cooperation in connection with the transition, provided however, that such reasonable assistance and cooperation shall be limited to a period of one hundred and eighty (180) days from the date of termination of this Agreement (or such longer period to which Transfer Agent and the Fund may agree, including any period of post-termination services for the Fund), under the terms that the parties may agree upon. Upon termination or expiration of this Agreement for any reason, (a) all fees earned and expenses incurred by Transfer Agent up to and including the date of such termination or expiration shall be immediately due and payable to Agent on or before the effective date of such termination or expiration, (b) the Fund shall pay (i) all reasonable out-of-pocket costs as contemplated by Article 7.2 and (ii) a conversion fee in an amount equal to 10% of the aggregate fees (not including reimbursable expenses) incurred by the Fund during the immediately preceding twelve (12) month period, for standard conversion services.

16.4. The Fund will not be responsible for any fees, other than as set forth in Section 16.3, to Transfer Agent after the date of the Fund’s termination, liquidation, reorganization or merger unless the Fund requests Transfer Agent to provide support services after such action and Transfer Agent agrees to provide such services.

Article 17 Confidentiality/Privacy

17.1. Each party shall keep the Confidential Information (as defined in subsection (a) below) of the other party in confidence and will not use or disclose or allow access to or use of such Confidential Information except as further set forth herein or as otherwise expressly agreed in writing. Each party acknowledges that the Confidential Information of the disclosing party will remain the sole property of such party. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunctions to prevent or halt breaches of this provision. Notwithstanding the foregoing, or anything in this Agreement to the contrary, the Fund is hereby authorized to identify Transfer Agent in its reports to Shareholders, registration statement filed with the Commission under the 1933 Act and the 1940 Act, and to file this Agreement as an exhibit to such registration statement.

(a) “Confidential Information” means (i) any and all technical or business information relating to a party, including, without limitation, financial, marketing and product development information and Proprietary Information, (ii) non-public personal information of the Fund’s Shareholders, including Customer Information, (iii) the terms and conditions (but not the existence) of this Agreement, including all compensation agreements, arrangements and understandings (including waivers) respecting this Agreement, disputes pertaining to this Agreement, (iv) information related to security, disaster recovery, business continuity and any other operational plans, procedures, practices and protocols, and (v) anything designated as confidential, that is disclosed or otherwise becomes known to the other party or its affiliates, agents or representatives before or during the term of this Agreement.

(b) Information or data that would otherwise constitute Confidential Information under subsection (a) above shall not constitute Confidential Information to the extent it: (i) is already known to the receiving party without a duty of confidentiality at the time it is obtained; (ii) is or becomes publicly known or available through no wrongful act of the receiving party; (iii) is rightfully received from a third party who, to the receiving party’s knowledge, is not under a duty of confidentiality; (iv) is released by the protected party to a third party without restriction; or (v) has been or is independently developed or obtained by the receiving party without reference to the Confidential Information provided by the protected party.

(c) To the extent that a party hereto discloses the Confidential Information of another party hereto in accordance with Article 3.3, such disclosing party shall make reasonable efforts to ensure that the recipient of such Confidential Information is bound, contractually or otherwise, to confidentiality terms consistent with this Article 17.1.

(d) The provisions of this Article 17.1 shall survive termination of this Agreement.

17.2. Each party represents, warrants and agrees that it has adopted and implemented, and shall maintain written policies and procedures that are reasonably designed to prevent unauthorized access to or use of, or other compromise of Confidential Information, and address administrative, technical and physical safeguards, including encryption where required or appropriate, for the protection of Confidential Information in compliance with Regulation S-P promulgated under the Gramm-Leach-Bliley Act of 1999 (“Regulation S-P”), to the extent applicable, and all other applicable laws, rules, regulations, and governmental standards. Each party represents, warrants and agrees that it will use Confidential Information only in compliance with all of the following: (i) the provisions of this Agreement, including without limitation Article 17; (ii) its own privacy policy, as amended and updated from time to time; and (iii) privacy laws and regulations applicable to it, including the Gramm-Leach-Bliley Act of 1999. When each party disposes of Confidential Information, it shall properly dispose of Confidential Information, including, without limitation, any electronic or physical copies in any form subject to the terms of Section 5.1, by taking reasonable measures to protect against unauthorized access to or use of the records or information in connection with its disposal by properly destroying such records and data so that the information contained therein cannot be practicably read or reconstructed, as required by all applicable laws, rules, regulations and governmental standards. The provisions of this Article 17.2 shall survive termination of this Agreement.

Article 18 Force Majeure

18.1. No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country; (iii) any act or omission of any governmental authority; (iv) any labor disputes beyond the reasonable control of such party; (v) terrorist acts; or (v) non-performance by a third party or any similar cause beyond the reasonable control of such party, including without limitation, failures or fluctuations in telecommunications or other equipment; except, in each case, to the extent that the non-performing party shall have failed to use its commercially reasonable efforts to minimize the likelihood of occurrence of such circumstances or to mitigate any loss or damage to the other party caused by such circumstances, or has not complied with the terms of Article 14. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to mitigate damages and to recommence performance or observance as soon as practicable. This Article 18 shall not in any way limit Transfer Agent’s obligations under Article 14.

18.2 Upon request, Transfer Agent shall provide the Fund with an Attestation of its business continuity plan and disaster recovery plan during the term of this Agreement.

Article 19 Amendment and Assignment

19.1. This Agreement may be amended or modified only in a written agreement signed by an authorized representative of each party. This Agreement may not be assigned or otherwise transferred by either party, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that Transfer Agent may, upon 90 days’ notice to the Fund, in its sole discretion, assign all its right, title and interest in this Agreement to an affiliate, parent or subsidiary of Transfer Agent who meets all qualifications required of Transfer Agent under this Agreement and is qualified to act as such under the 1934 Act.

Article 20 Notices

20.1. Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or Transfer Agent, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

To the Fund:

Putnam Managed Municipal Income Trust

100 First Stamford Place - 7th Floor

Stamford, Connecticut 06902

Attn: Fund Secretary

For a data or cybersecurity breach:

E-mail: Cybersecurity@franklintempleton.com

To Transfer Agent:

Computershare Trust Company, N.A.

150 Royall Street

Canton, MA 02021

Attn: General Counsel

Article 21 Governing Law/Venue

21.1. The laws of the State of New York shall govern the interpretation, validity, and enforcement of this agreement, without regard to the laws on conflicts of laws.

21.2. Any action arising out of or relating to this Agreement shall be brought only in the Chosen Court. The Chosen Court shall be the United States District Court for the Southern District of New York (“SDNY”), unless such action cannot be brought in SDNY, in which case the Chosen Court shall be the appropriate New York State court located in New York (Manhattan), New York. The Fund and Transfer Agent (a) waive any objection to the jurisdiction of the Chosen Court; (b) waive any objection to venue in the Chosen Court; and (c) waive any objection that the Chosen Court is an inconvenient forum.

Article 22 Counterparts

22.1. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument. A signature to this Agreement executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

Article 23 Captions

23.1. The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

Article 24 Survival

24.1. All provisions regarding indemnification, warranty, liability and limits thereon, compensation and expenses and confidentiality and protection of proprietary rights and trade secrets shall survive the termination and expiration of this Agreement.

Article 25 Priorities

25.1. In the event of any conflict, discrepancy, or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

Article 26 Reserved

Article 27 Publicity

27.1. Neither the Fund nor Transfer Agent shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it without the prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts under the circumstances to notify the other party in advance.

Article 28 Relationship of Parties

28.1. The parties agree that they are not partners or co-venturers and nothing contained herein shall be interpreted or construed otherwise.

28.2. Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than Transfer Agent and the Fund, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of Transfer Agent and the Fund. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

Article 29 Entire Agreement; Severability

29.1. This Agreement, including Schedules and Exhibits hereto and any agreed-upon procedures referenced herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof. No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by the Transfer Agent and the Fund. A party’s waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

29.2. The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this Article 29.2, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

Article 30 Customer Identification Program Notice

30.1. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution. Transfer Agent and certain of Transfer Agent’s affiliates are financial institutions, and Transfer Agent may, as a matter of policy, request (or may have already requested) the Fund’s name, address and taxpayer identification number or other government-issued identification number. Transfer Agent may also ask (and may have already asked) for additional identifying information, and Transfer Agent may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

Article 31 Key Performance Indicators

31.1. The Transfer Agent and the Fund may from time to time agree to document the manner in which they expect to deliver and receive the services contemplated by this Agreement. The parties agree that such measures (hereinafter referred to as a “KPI(s)”) listed in Exhibit 5 of the Side Agreement reflect performance goals and any failure to perform in accordance with the provisions thereof shall not in and of itself be considered a breach of contract that gives rise to contractual or other remedies unless such failure is persistent and not remedied after consultation. Nothing in this Article 31 shall modify any party’s applicable standard of care under this Agreement.

31.2. The parties agree to periodically review the Transfer Agent’s performance against the KPIs.

31.3. Where any such review reveals that one specific KPI has measured at a “red” or “amber” status for three consecutive months (“Rectification Trigger”) (provided there have been at least 50 transactions during each month for such KPI), the Fund may, in its sole discretion invoke the process set out in this Article 31.3:

(a) The Transfer Agent shall investigate, assemble and preserve (in accordance with its records management policy) all pertinent information with respect to, and report the root causes of the problem that led to the Rectification Trigger and the Fund shall provide such assistance as the Transfer Agent may request;

(b) The Transfer Agent shall propose an appropriate written corrective action plan (“Rectification Plan”) with respect to such failure and in any event within ten (10) Business Days, or as otherwise reasonably agreed by the Parties. The Rectification Plan shall set out the anticipated improvements (“Anticipated Improvements”) and the timeline over which those improvements are expected to be realized (“Plan Period”), which shall be no longer than sixty (60) days (without the Fund’s prior written consent, not to be unreasonably withheld or delayed). The Fund shall review the Rectification Plan within five (5) Business Days and shall (without liability or any resulting obligation or deemed acceptance of approach) comment on the Rectification Plan, suggest improvements and challenge any assumptions and ideas embodied in the Rectification Plan. It is acknowledged that the Fund shall not be obligated or required to acknowledge the Rectification Plan will achieve the relevant KPIs. Upon approval of the Rectification Plan, the Transfer Agent shall, as soon as reasonably practicable, implement the Rectification Plan so as to deliver the anticipated improvements;

(c) The Transfer Agent shall provide the Fund with regular updates of the progress of the Rectification Plan and the parties shall periodically review the progress during the Plan Period;

(d) The Transfer Agent shall as soon as reasonably practicable notify the Fund in writing of any minor changes to the Rectification Plan from time to time and the reasons for those changes; and

(e) At the end of the Plan Period, the Transfer Agent shall report on whether the Rectification Plan has delivered the Anticipated Improvements in accordance with this Article.

[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

Putnam Managed Municipal Income Trust

By:	/s/ Marc A. De Oliveira
Name: Marc A. De Oliveira
Title: Secretary and Chief Legal Officer

Computershare Trust Company, N.A and
Computershare Inc.

By:	/s/ Dennis V. Moccia

Name:	Dennis V. Moccia

Title:	Senior Manager, Contract Operations

25

SIDE AGREEMENT

This Side Agreement dated as of October 13, 2025 by and between Putnam Managed Municipal Income Trust (the “Fund”), having its principal place of business at 100 Federal Street, Boston, MA 02110, and Computershare Inc., a Delaware corporation (“Computershare”), and its fully owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company (“Trust Company”, and together with Computershare, “Transfer Agent”) each having a principal office and place of business at 150 Royall Street, Canton, Massachusetts 02021.

WHEREAS, the Fund and Transfer Agent are parties to that certain Transfer Agency and Services Agreement dated as of the date hereof, inclusive of all appendices, schedules, exhibits and attachments and as may be amended from time to time (“Agreement”);

WHEREAS, all capitalized terms used but not defined in this Side Agreement shall have the meanings ascribed to such terms in the Agreement;

WHEREAS, the Fund and Transfer Agent wish to set forth certain other terms and conditions in connection with the Agreement; and

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.	Exhibits. Exhibits 1, 2, 3, 4, and 5, each as respectively referenced in the Agreement, are all attached hereto and incorporated herein.

2.	Termination. This Side Agreement will terminate automatically upon termination of the Agreement.

3.

Incorporation by Reference. All terms and conditions set forth in the Agreement, as amended from time to time, not otherwise modified by this Side Agreement, shall be incorporated by reference herein, and are made a part of this Side Agreement as fully as if set forth herein.

[Remainder of Page Intentionally Blank; Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Side Agreement by their duly authorized officers as of the day and year above written.

Putnam Managed Municipal Income Trust

By:	/s/ Marc A. De Oliveira
Name:	Marc A. De Oliveira
Title:	Secretary and Chief Legal Officer

Computershare Trust Company, N.A and
Computershare Inc.

By:	/s/ Dennis V. Moccia
Name:	Dennis V. Moccia
Title:	Senior Manager, Contract Operations

EXHIBIT 1

LIMITATION OF LIABILITY

In accordance with Section 9.2 of the Agreement, except for Losses arising out of or attributable to Transfer Agent’s bad faith, fraud, willful misconduct, recklessness, or gross negligence, Transfer Agent’s aggregate liability during any annual term of the Agreement with respect to, arising from, or arising in connection with the Agreement, or as a result of any Services provided or omitted to be provided under the Agreement, whether in contract, or in tort, or otherwise, is limited to ten (10) times the ongoing account management fees paid hereunder by Company to Transfer Agent during the twelve (12) months immediately preceding the event for which recovery from Transfer Agent is being sought, except in the event of Transfer Agent’s breach of Article 17 due to its negligence, which shall be unlimited.

Exhibit 1-1

EXHIBIT 2

DUTIES OF TRANSFER AGENT

1. Shareholder Information. Transfer Agent or its agent shall maintain a record of the number of Shares held by each holder of record which shall include name, address, taxpayer identification number and which shall indicate whether such Shares are held in certificates or uncertificated form.

2. Shareholder Services. Transfer Agent or its agent will investigate all inquiries from Shareholders of the Fund relating to Shareholder accounts and will respond to all communications from Shareholders and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between Transfer Agent and the Fund. Transfer Agent shall provide the Fund with reports concerning Shareholder inquiries and the responses thereto by Transfer Agent, in such form and at such times as are agreed to by the Fund and Transfer Agent.

3. Share Certificates.

(a) The Fund no longer issues certificates.

(b) Transfer Agent shall issue replacement Shares for those certificates alleged to have been lost, stolen or destroyed, upon receipt by Transfer Agent of an open penalty surety bond satisfactory to it and holding it and the Fund harmless, absent notice to Transfer Agent that such certificates have been acquired by a bona fide purchaser. Transfer Agent may, at its option, issue replacement Shares for mutilated certificates upon presentation thereof without such indemnity. Transfer Agent may, at its sole option, accept indemnification from the Fund to issue replacement Shares for those certificates alleged to have been lost, stolen or destroyed in lieu of an open penalty bond. Transfer Agent shall charge Shareholders an administrative fee for replacement of lost certificates, which shall be charged only once in instances where a single surety bond obtained covers multiple certificates. Transfer Agent may receive compensation, including in the form of surety premiums, for administrative services provided in connection with surety programs offered to Shareholders.

(c) With respect to the Fund, Transfer Agent or its agent shall also maintain a record of each outstanding certificate, the number of Shares represented thereby and the holder of record. With respect to Shares held in open accounts or uncertificated form, Transfer Agent or its agent shall maintain comparable records of the record holders thereof, including their names, addresses and taxpayer identification numbers. Transfer Agent or its agent shall further maintain a stop transfer record on lost and/or replaced certificates.

(d) Withdrawal of Shares and Cancellation of Certificates. Upon receipt of Written Instructions and share certificates, Transfer Agent shall cancel such outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares represented by the certificates surrendered by the Fund.

Exhibit 2-1

4. Mailing Communications to Shareholders; Proxy Materials. As requested by the Fund or as set out elsewhere in this Agreement, Transfer Agent or its agent will address and mail to Shareholders of the Fund, as disclosed on Transfer Agent’s books and records for the Fund, all reports to Shareholders, dividend and distribution notices, other notices and communications and proxy material for the Fund’s meetings of Shareholders and provide such other related services as may be requested by the Fund by Written Instruction. Transfer Agent will provide any other assistance reasonably requested by the Fund in coordinating with a mailing agent for the Fund. Transfer Agent will assist the Fund with consolidating Shareholder mailings in accordance with householding practices that are consistent with applicable SEC guidance and regulations, at Transfer Agent’s current fees for such service. In connection with meetings of Shareholders, Transfer Agent or its agent will prepare Shareholder lists (of Shareholders disclosed on Transfer Agent’s books and records for the Fund), mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Shares voted at meetings.

5. Dividends

(a) Upon the declaration of each dividend and each capital gains or other distribution by the Board of Directors of the Fund with respect to Shares of the Fund, the Fund shall furnish or cause to be furnished to Transfer Agent or its agent a copy of a press release setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per Share to the shareholders of record as of that date (which will be calculated by the Transfer Agent), the total amount payable to Transfer Agent or its agent on the payment date and whether such dividend or distribution is to be paid in Shares at net asset value. Such payment will be made in cash or additional Shares, at the election of each Shareholder, in accordance with the Fund’s Dividend Reinvestment Plan.

(b) On or before the payment date specified in such resolution of the Board of Directors, the Fund will provide Transfer Agent with sufficient cash to make payment to the Shareholders of record as of such payment date.

(c) If Transfer Agent or its agent does not receive sufficient cash from the Fund to make total dividend and/or distribution payments to all Shareholders of the Fund as of the record date, Transfer Agent or its agent will, upon notifying the Fund, withhold payment to all Shareholders of record as of the record date until sufficient cash is provided to Transfer Agent or its agent.

(d) Such issuance or payment, as well as payments upon repurchases as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax law or other laws, rules or regulations. Transfer Agent shall mail to the Fund’s shareholders and the IRS and other appropriate taxing authorities such tax forms, or permissible substitute forms, and other information relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation within the time required thereby. Transfer Agent shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends and distributions above a stipulated amount paid by the Fund to its Shareholders as required by tax or other law, rule or regulation.

Exhibit 2-2

6. Lost Shareholders. Transfer Agent shall perform such services as are required in order to comply with Rule 17Ad-17 of the 1934 Act (the “Lost Shareholder Rule”), including, but not limited to those set forth below. Transfer Agent may, in its sole discretion, use the services of a third party to perform some or all of such services.

(a) documentation of electronic search policies and procedures;

(b) execution of required searches;

(c) creation and mailing of confirmation letters;

(d) taking receipt of returned verification forms;

(e) providing confirmed address corrections in batch via electronic media;

(f) tracking results and maintaining data sufficient to comply with the Lost Shareholder Rule; and

(g) preparation and submission of data as required under the Lost Shareholder Rule.

7. Anti-Money Laundering and OFAC Compliance Procedures.

(a) Transfer Agent shall carry out compliance with (i) its Anti-Money Laundering (“AML”) Program and (ii) the prohibitions and restrictions administered and enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) with respect to transactions with blocked persons and embargoed counties pursuant to U.S. trade sanctions laws:

•	The designation of an AML compliance officer (AMLCO)

•

Screen Transfer Agent’s database of Fund investor names and personal information against the OFAC SDN List to determine whether an investor is a Prohibited Person. New accounts and accounts changes shall be screened daily against the SDN List by Transfer Agent’s OFAC Operations personnel and the entire database weekly.

•	Review outgoing wire or other payment activity to detect the suspicious movement of funds, and to screen such payments for transactions with a Prohibited Person.

•

If Transfer Agent identifies an Investor as, or a Fund transaction with, a Prohibited Person, Transfer Agent shall determine whether (i) the Investor’s assets must be blocked and, (ii) whether such assets or transaction must be reported to OFAC.

•	Review accounts for suspicious activity and prepare suspicious activity reports to be filed.

•	Conduct annual, mandatory training for all Trust Company employees with respect to AML and OFAC compliance.

Exhibit 2-3

8. Additional Services.

(a) Services provided on an ongoing basis, if applicable.

(i) Provide periodic Shareholder lists, outstanding Share calculations and related statistics to the Fund;

(ii) Perform other Shareholder services as may be agreed upon from time to time; and

(b) Communications to Shareholders. As requested by the Fund by Written Instruction, Transfer Agent shall mail any or all communications to the Fund’s Shareholders disclosed on its books and records, which may include the following:

(i) Reports to Shareholders (including annual and semi-annual reports);

(ii) Monthly or quarterly statements;

(iii) Dividend and distribution notices;

(iv) Proxy material (including preparing and certifying Shareholder lists in conjunction with proxy solicitations);

(v) Tax forms (including substitute forms), accompanying information containing the information required by paragraph 5(d), and notices under Section 19 of the 1940 Act;

(vi) Shareholder/information letters; and

(c) Records. Transfer Agent shall maintain those records required by the securities laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by Transfer Agent hereunder with respect to Shareholder accounts or by transfer agents generally, including records of the accounts for each Shareholder showing the following information:

(i) Name, address and United States Taxpayer Identification or Social Security number;

(ii) Number of Shares held and number of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

(iii) Historical information (to the extent provided by the prior transfer agent(s)) regarding the account of each Shareholder, including dividends and distributions paid, their character (e.g., ordinary income, qualified dividend income, net capital gain, exempt-interest, foreign tax-credit and dividends received deduction eligible) for federal income tax purposes and the date and tax basis information under applicable federal laws and regulations (including Section 6045 of the Code);

Exhibit 2-4

(iv) Any stop or restraining order placed against a Shareholder’s account;

(v) Any correspondence relating to the current maintenance of a Shareholder’s account;

(vi) Information with respect to withholdings; and

(vii) Any information required in order for the transfer agent to perform any calculations contemplated or required by this Agreement.

(c) Rule 38a-1 Compliance. Upon request of the Fund, Transfer Agent agrees to provide to the Fund a mutually agreed-upon form of certification with respect to the compliance provisions under Rule 38a-1 of the 1940 Act. Such report will include language substantially similar to the following:

Transfer Agent has also implemented a risk-based program reasonably designed to comply with applicable Anti-Money Laundering (AML) laws and regulations. This would also include OFAC regulations; FinCEN 314(a) requests, and Suspicious Activity Reporting (SAR). As part of that program, Transfer Agent screens the account records of shareholders against the most recent version of the OFAC Specially Designated Nationals (“SDN”) List; and FinCEN 314(a) Requests. Based on the screening conducted pursuant to the Transfer Agent’s risk-based program, Transfer Agent will advise the Fund’s CCO of any confirmed matches to the SDN list and FinCEN 314(a) lists and will file the appropriate reports. Upon request of the Fund, Transfer Agent agrees to provide to the Fund, Transfer Agent’s standard form Sarbanes-Oxley certification with respect to Transfer Agent’s performance of the services under this Agreement and its internal controls related thereto.

(d) Upon request of the Fund, and as agreed upon by the parties, Transfer Agent will provide assistance with compliance of state laws, including:

(i) Reporting of transactions or holdings under “deadbeat parent” statutes;

(ii) Reporting of transactions or holdings under state tax laws; and

(iii) Withholding of state taxes on distributions from tax-exempt accounts.

9. Shareholder Inspection of Stock Records. Upon a request from any Shareholder to inspect stock records, Transfer Agent will notify the Fund, and the Fund will issue instructions granting or denying each such request. Unless Transfer Agent has acted contrary to the Fund’s instructions, the Fund agrees and does hereby release Transfer Agent from any liability for refusal of permission for a particular Shareholder to inspect the Fund’s Shareholder records.

Exhibit 2-5

10. Miscellaneous.

In addition to and neither in lieu nor in contravention of the services set forth above, Transfer Agent shall: (i) perform all the customary services of a transfer agent, registrar, dividend disbursing agent and agent of the dividend reinvestment and cash purchase plan as described herein consistent with those requirements set forth as at the date of this Agreement; (ii) require proper forms of instructions, signatures and Medallion signature guarantees and any necessary documents supporting transfers and repurchases and other Shareholder account transactions, all in conformance with Transfer Agent’s present procedures with such changes or deviations therefrom as may be made from time to time by Transfer Agent; (iii) provide to the Fund escheatment reports as reasonably requested by the Fund with respect to the status of the Fund’s accounts and outstanding checks; and (iv) maintain a current, duplicate set of the Fund’s essential records at a secure separate location in a form available and usable forthwith in the event of any breakdown or disaster disruption of Transfer Agent’s main operation.

11. Services

Administrative Services

•	Annual administrative services as Agent and Registrar for the common stock of the Fund

•	Assignment of relationship manager

Account Maintenance

•	Maintain registered Shareholder Accounts

•	Create new Shareholder Accounts

•	Post and acknowledge address changes

•	Process other routine file maintenance adjustments

•	Post all transactions, including debit and credit certificates, to the Shareholder file

•	Provide confirmation of authorized and issued capital amounts to the Fund, upon request

•	Perform OFAC (Office of Foreign Asset Control) and Patriot Act reporting

•	Obtain tax certifications for companies who are tax resident in the United States

•	If the Fund is tax resident in a country other than the United States, the Fund shall advise Agent. Additional fees may apply under such circumstance.

Share Issuance

•	Issue, cancel and register Shares

•	Process all legal transfers as appropriate

•	Replace lost, stolen or destroyed certificates in accordance with UCC guidelines and Agent policy (subject to bond premium)

•	Place, maintain and remove stop-transfer notations

Shareholder Communications

•	Provide Fund-specific Shareholder contact number

•	Provide IVR 24/7 (subject to system maintenance)

Exhibit 2-6

•	Respond to Shareholder inquiries (written, e-mail and web)

•	Record Shareholder calls

•	Scan and image incoming correspondence from Shareholders

Direct Registration System (“DRS”)

•	Register, issue and transfer DRS book-entry Shares

•	Issue DRS statements of holding

•	Provide Shareholders with the ability to sell Shares in accordance with the terms and conditions, including applicable fees, of the DRS Sales Facility

•	Process sales requests within the appropriate timeframe based on the type of service requested, in accordance with the terms of the DRS sales facility

•	Coordinate the issuance, payment and reconcilement for any proceeds stemming from the use of the DRS sales facility, in accordance with the terms and conditions of the facility

•	Coordinate the mailing of advices to Shareholders

•	Accept and cancel certificated Shares and credit such Shares into a DRS position

Online Access

•

Provide availability to Transfer Agent’s online client portal which provides access to Fund and Shareholder information administered by Transfer Agent, which permits data management including accessing standard reports such as Top 10 - 200 Shareholder lists, submitting real-time inquiries such as an issued capital query, and reporting by holding range

•	Provide availability to “Investor Centre,” which provides Shareholder Account information, transaction capabilities, downloadable forms and FAQs

•	Provide on-demand reporting to allow the Fund to generate non-standard reports at Transfer Agent’s standard fee for such reports

Dividend Services

•	Receive full funding on payable date by 11:00 a.m., Eastern Time via Federal Funds Wire.

•	Coordinate the mailing of dividends with an additional enclosure with each dividend check

•	Prepare and file federal information returns (Form 1099) of dividends paid in a year

•	Prepare and file state information returns of dividends paid in a year to Shareholders resident within such state

•	Prepare and file annual withholding return (Form 1042) and payments to the government of income taxes withheld from non-resident aliens

•	Coordinate the mailing of Form 1099 to Shareholders

•	Coordinate the email notification to Shareholders of the online availability of Form 1099

•	Replace lost dividend checks

•	Reconcile paid and outstanding checks

•	Code “undeliverable” Accounts to suppress mailing dividend checks to same

•	Keep records of accumulated uncashed dividends

Exhibit 2-7

•	Withhold tax from Shareholder Accounts as required by United States government regulations

•	Reconcile and report taxes withheld, including additional Form 1099 reporting requirements, to the Internal Revenue Service

•	Mail to new Accounts who have had taxes withheld, to inform them of procedures to be followed to curtail subsequent back-up withholding

•	Perform Shareholder file adjustments to reflect certification of Accounts

Automated Clearinghouse (ACH) Services

•	Review data for accuracy and completeness

•	Mail cure letter to Shareholders with incomplete information

•	Code Accounts for ACH and performing pre-note test

•	Identify rejected ACH transmissions, mail dividend check and explanation letter to Shareholders with rejected transmissions

•	Respond to Shareholder inquiries concerning the ACH Program

•	Calculate the Share breakdown for ACH vs. other dividend payments and notify the Fund of funding amount for ACH transmissions and other payable date funds

•	Credit ACH designated bank accounts automatically on dividend payable date

•	Maintenance of ACH participant file, including coding new ACH Accounts

•	Process termination requests

•	Keep adequate records including retention of ACH documents

Investment Plan Services

•	Maintain Plan Accounts and establish new participant Accounts

•	As requested, invest dividend monies and optional cash purchases per the Plan document

•	Coordinate the distribution of statements and/or transaction advices to Plan participants when activity occurs

•	Coordinate an email notification to requesting Plan participants of the online availability of their Plan statements

•	Process automatic investments

•	Process termination and withdrawal requests

•	Provide Plan participants with the ability to sell Shares in accordance with the terms of the Plan

•	Process sale requests within the appropriate timeframe based on the type of service requested and the stipulations of the Plan

•	Coordinate the issuance, payment and reconcilement for any proceeds stemming from the use of the Plan sales facility, in accordance with the terms and conditions of the Plan

•	Issue the proper tax forms and perform the required reporting to the IRS

•	Accept and cancel certificated Shares and credit such Shares in book-entry form into the Plan

•	Coordinate the mailing of Form 1099 to participants, including Plan participants and perform related filings with the IRS

•	Supply summary reports for each reinvestment/investment to client if requested

•	Coordinate the mailing of annual privacy notice to Plan participants, as required, at the Fund’s expense

Exhibit 2-8

International Currency Exchange Services

•

Allow Shareholders to elect to receive sale proceeds, dividend payments and other payment types in foreign currencies (subject to certain geographic restrictions) by check or by electronic funds transfer in accordance with Agent’s guidelines (fees paid by Shareholders)

Annual Meeting Services (includes one annual meeting per year, excludes annual meetings conducted through consent)

•

Provide a proxy record date list through Transfer Agent’s online client portal’s file sharing feature; includes Shareholder name, address and Share amount (additional fees assessed for paper requests or other file delivery mechanisms)

•	Address proxy cards for all registered Shareholders

•	Coordinate the mailing of the proxy package

•	Receive, open and examine returned paper proxies

•	Tabulate returned paper proxies

•	Provide the Fund with a vote status through Transfer Agent’s online client portal’s Proxy Watch

•	Attend Annual Meeting as Inspector of Election when Agent is the proxy tabulator (travel expenses billed as incurred)

•	Prepare a final voted/unvoted list through Transfer Agent’s online client portal’s Proxy Watch

•	Coordinate the return/destruction of excess materials

Direct Filing of Unclaimed Property

•	Coordinate the mailing of due diligence notices to all qualifying Shareholder Accounts as defined by the state filing matrix

•	Process returned due diligence notices and remitting property to Shareholders prior to escheatment

•	Prepare and file required preliminary and final unclaimed property reports

•	Prepare and file checks/wires for each state covering unclaimed funds as per state requirements

•	Issue and file stock/stock certificate(s) registered to the applicable state(s) representing returned (RPO) certificates and underlying Share positions

•	Retain, as required by law or otherwise, records of property escheated to the states and responding, after appropriate research, to Shareholder inquiries relating to same

Lost Shareholder Search Services

•	Identify Accounts eligible for SEC Mandated Searches

•	Perform electronic database searches in accordance with SEC requirements

•	Update new addresses provided by search firm

•	Send verification form to Shareholder to validate address

•	Reissue unclaimed property held to Shareholders upon receipt of signed verification form

Exhibit 2-9

12. Additional Services

Services not specifically listed in Sections 3 and 11 in this Exhibit (“Additional Services”) are subject to additional fees. Additional Services include, but are not limited to: services associated with the payment of a stock dividend, a stock split, a corporate reorganization, mass issuance, or an unvested stock program; DWAC services provided to broker dealers; audit services; regulatory reports; services provided to a vendor of the Fund; services related to special meetings; Notice and Access Services; proxy solicitation services, or any services associated with a special project.

Services required by legislation or regulatory fiat which become effective after the date of acceptance of this Exhibit shall not be a part of the Services and may be subject to additional fees.

13. Billing Definition of Number of Accounts

For billing purposes, the number of Accounts will be based on open Accounts on file at the beginning of each billing period, plus any new Accounts added during that period. An open Account shall mean the Account of each Shareholder which Account shall hold any full or fractional Shares held by such Shareholder, outstanding funds, or reportable tax information.

14. Out-of-Pocket Expenses

In addition to the fees above, the Fund agrees to reimburse Agent for out-of-pocket expenses, including but not limited to postage, forms, envelopes, printing, enclosing, fulfillment, NCOA searches, telephone, taxes, records storage, exchange and broker fees. In addition, any other expenses incurred by Agent at the request or with the consent of the Fund, will be reimbursed by the Fund.

Postage expenses in excess of $5,000 for Shareholder mailings must be received in full by 12:00 p.m. Eastern Time on the scheduled mailing date. Postage expenses less than $5,000 will be billed as incurred.

The Fund will be responsible for overtime charges assessed in the event of a late delivery to Transfer Agent of Fund material for mailings to Shareholders, unless the mail date is rescheduled. Such material includes, but is not limited to, proxy statements, quarterly and annual reports and news releases.

Exhibit 2-10

EXHIBIT 3

FEE AND SERVICE SCHEDULE FOR STOCK TRANSFER SERVICES

between

PUTNAM MANAGED MUNICIPAL INCOME TRUST

and

COMPUTERSHARE INC.

and

COMPUTERSHARE TRUST COMPANY, N.A.

This Fee and Service Schedule (“Schedule”) is by and between Computershare Inc. (“Computershare”) and Computershare Trust Company, N.A. (“Trust Company”) (collectively, “Agent”) and Putnam Managed Municipal Income Trust (“Company”), whereby Agent, Computershare, or Trust Company, as applicable, will perform the following services for Company. This Schedule is an attachment to the Transfer Agency and Service Agreement between Agent and Company effective as of October 13, 2025 (“Agreement”). Terms used, but not otherwise defined in this Schedule, shall have the same meaning as those terms in the Agreement.

1.	TERM

The fees set forth in this Schedule shall be effective for a period of three (3) years, commencing from the effective date of October 13, 2025 (“Initial Term”). If no new fee schedule is agreed upon prior to the Renewal Term, provided that service mix and volumes remain constant, the fees listed in the Schedule shall remain unchanged from the Initial Term.

2.	FEES

Conversion of Records

• Set-up profile on CPU’s system	Included

• Convert shareholder account records	Included

Ongoing Monthly Administration Fees** (Existing Funds)

This fee covers the administration of the services listed in Section 3, except as noted otherwise. Expenses associated with providing these services will be charged separately.

• Monthly Dividend Funds, each	$680.63

• Quarterly (or less) dividend Funds, each	$515.63

• Putnam Master Intermediate Income Trust	$1,155.00

• Putnam Premier Income Trust	$2,103.75

**

If the average volume of transactions or inquiries significantly increases during the term of this Agreement, as a result of outside factors or unforeseen circumstances for which Agent is not the proximate cause, Agent and Company shall negotiate an additional fee.

Exhibit 3-1

Set-up Fee (one-time) for any new fund launch	$1,500

• Monthly Administration Fee for any new fund	By appraisal

Optional Dividend Events (DTC Only)

• Per Event as Executed	$1,000

Direct Filing of Unclaimed Property

• Annual administration fee	Waived

• Due Diligence	$4.00 per Account

• State report fee	$125 per positive report

• Negative (nil) report fee	$25 per negative report (maximum $500 per year)

• Account processed	$1.25 per Account escheated

Lost Shareholder Search Services

• SEC Electronic Database Search	$2.00 per Account searched

3.	SERVICES

Administrative Services

•	Assign relationship manager

Account Maintenance

•	Maintain registered Shareholder Accounts

•	Create new Shareholder Accounts

•	Post and acknowledge address changes

•	Process other routine file maintenance adjustments

•	Post all transactions to the Shareholder file

•	Provide confirmation of authorized and issued capital amounts to Company, upon request

•	Perform OFAC (Office of Foreign Asset Control) and Patriot Act reporting

•

Obtain from Company a tax certification of Company’s U.S. (Form W-9) or non-U.S. (Form W-8) status. If Company is tax resident in a country other than the United States, additional fees may apply. Company will notify Agent of any changes to its country of tax residence.

Share Issuance

•	Issue, cancel and register Shares

•	Process transfers as appropriate

•	Place, maintain and remove stop-transfer notations

Shareholder Communications

•	Provide Company-specific Shareholder contact number

•	Provide Interactive Voice Response (IVR) 24/7 (subject to system maintenance)

Exhibit 3-2

•	Respond to Shareholder inquiries (written, e-mail and web)

•	Record Shareholder calls

•	Scan and image incoming correspondence from Shareholders

•	Solicit, collect and record consents and email addresses for eDelivery of various communications

•

Solicit, collect and record consents and U.S mobile telephone numbers from Shareholders for Agent to send text messages. Such consents and information may be collected via IVR, the Investor Center™ website, Shareholder calls, or in writing.

•	For consented Accounts, provide text message notifications for:

•	various transactions (not to replace legally required notifications)

•	action to be taken on an Account (e.g., uncashed checks, uncertified TIN)

•	Receive and record requests to stop text messages

•	Administer text message campaigns (as agreed upon between Company and Agent, and which may be subject to additional fees)

•	Agent may, from time to time, conduct surveys of Shareholders regarding the Services they receive from Agent under the Agreement

Direct Registration System (“DRS”)

•	Register, issue and transfer DRS book-entry Shares

•	Issue DRS statements of holding

•	Provide Shareholders with the ability to sell Shares in accordance with the terms and conditions, including applicable fees, of the DRS Sales Facility

•	Process sales requests within the appropriate timeframe based on the type of service requested, in accordance with the terms of the DRS Sales Facility

•	Coordinate the issuance, payment and reconcilement for any proceeds stemming from the use of the DRS Sales Facility, in accordance with the terms and conditions of the facility

•	Coordinate the mailing of advices to Shareholders

•	Accept and cancel certificated Shares and credit such Shares into a DRS position

Online Access

•

Provide availability to Agent’s Issuer Online™ website, which provides access to Company and Shareholder information administered by Agent and permits data management including accessing standard reports such as Top 10 - 200 Shareholder lists, submitting real-time inquiries such as an issued capital query, and reporting by holding range

•	Provide availability to Agent’s Investor Center™ website, which provides Shareholder Account information, transaction capabilities, downloadable forms and FAQs

•	Provide on-demand reporting to allow Company to generate non-standard reports at Agent’s standard fee for such reports

Dividend Services

•	Initiate dividend payments (check, wire, ACH, etc.) following receipt of sufficient funds from Company

Exhibit 3-3

•	Coordinate the mailing of dividend checks

•	Prepare and file federal information returns (Form 1099) of dividends paid in a year

•	Prepare and file state information returns of dividends paid in a year to Shareholders resident within such state

•	Prepare and file annual withholding return (Form 1042) and payments to the government of income taxes withheld from non-resident aliens

•	Coordinate the mailing of Form 1099 to Shareholders

•	Coordinate the email notification to Shareholders of the online availability of Form 1099

•	Replace lost dividend checks

•	Reconcile paid and outstanding checks

•	Code “undeliverable” Accounts to suppress mailing dividend checks to same

•	Keep records of accumulated uncashed dividends

•	Withhold tax from Shareholder Accounts as required by United States government regulations

•	Reconcile and report taxes withheld, including additional Form 1099 reporting requirements, to the Internal Revenue Service

•	Mail to new Accounts who have had taxes withheld, to inform them of procedures to be followed to curtail subsequent back-up withholding

•	Perform Shareholder file adjustments to reflect certification of Accounts

•	Track and mail notices to “unresponsive payees” as required by SEC Rule 17Ad-17, and replace checks as requested by unresponsive payees

Automated Clearing House (ACH) Services

Company authorizes Agent to originate ACH debits (for Plan purchases, if applicable) and credits (dividends and other payments under the Agreement) at the request of Shareholders. ACH transactions will be subject to NACHA (National Automated Clearing House Association) Operating Rules. Agent will not provide notice to Company of each ACH item processed. Payments made by ACH credit that are rejected will be deemed paid when a check is issued to the Shareholder.

•	Review data for accuracy and completeness

•	Code Accounts for ACH and perform bank account validation or pre-note, as applicable

•	Mail reject notification letter to Shareholders who have failed ACH account validation

•	Identify rejected ACH transmissions, and mail check and explanation letter to Shareholders with rejected transmissions

•	Make or receive payments via ACH as requested by Shareholders for all valid ACH Accounts

•	Respond to Shareholder inquiries concerning the ACH Program, including failed ACH account validation

•	Maintain ACH participant file, including coding new ACH Accounts

•	Process termination requests

Exhibit 3-4

Investment Plan Services

•

Provide Plan prospectus or brochure consultation including review of terms to ensure consistent with operation of Plan and Plan eligibility, criteria, services and features, and any fees associated with all aspects of the Plan. The Plan prospectus or brochure will further be reviewed for accuracy of information concerning Agent and any legal requirements applicable to Trust Company in administering the Plan.

•	Prepare draft introduction letters coming from the either Company or Agent, with final letter to be agreed upon by the parties

•	Create enrollment form for Shareholders and, if applicable, initial investment form for interested investors

•	Provide outbound material enclosing and the courtesy reply envelope (to promote ease of participation)

•	Build and house all program documents and assist in the creation of any links between Agent’s and Company’s homepages

•	Administer Account enrollment, maintenance, and termination for investors who enroll in the Plan (collectively, “Participants”)

•	Reconcile investments

•	Credit and debit Participants’ Accounts

•	Handle prospective and current Participants’ inquiries

•	Accept and cancel certificated Shares and credit such Shares in book-entry form into the Plan

•	Administer the electronic transfers of Shares, as applicable, to Participants

•	As requested, invest dividend monies and optional cash purchases per the Plan document

•	Coordinate the distribution of statements and/or transaction advices to Participants when activity occurs, as required

•	Coordinate an email notification to requesting Participants of the online availability of their Plan statements

•	Process automatic investments

•	Process termination and withdrawal requests

•	Provide Participants with the ability to sell Shares in accordance with the terms of the Plan

•	Process sale requests within the appropriate timeframe based on the type of service requested and the stipulations of the Plan

•	Coordinate the issuance, payment and reconcilement for any sales proceeds for sales transactions processed under the Plan, in accordance with the terms and conditions of the Plan

•	Withhold and make payments to the IRS of back-up withholding of Participants, if applicable;

•	Issue the proper tax forms and perform the required reporting to the IRS

•	Supply summary reports for each reinvestment/investment to Company if requested

•	Coordinate the mailing of annual privacy notice to Participants, as required, at Company’s expense

Exhibit 3-5

International Currency Exchange

Computershare may, at its option, offer a currency conversion service (“ICE Service”) to certain Shareholders whereby any such Shareholder can elect to receive payments in a currency other than U.S. Dollars. The ICE Service is voluntary and will only be provided to a Shareholder who selects such ICE Service and who agrees to the ICE Service terms and conditions. Agent shall charge a processing fee to the Shareholder and may receive compensation from the currency conversion service provider. Company will not incur fees resulting from the ICE Service.

Annual Meeting Services (includes one annual meeting per year, excludes annual meetings conducted through consent)

•

Provide a proxy record date list through the Issuer Online™ website’s FileShare; includes Shareholder name, address and Share amount (additional fees assessed for paper requests or other file delivery mechanisms)

•	Address proxy cards for all registered Shareholders

•	Coordinate the mailing of the proxy package

•	Receive, open and examine returned paper proxies

•	Tabulate returned paper proxies

•	Provide Company with a vote status through the Issuer Online™ Proxy Watch™ feature

•	Attend Annual Meeting as Inspector of Election when Agent is the proxy tabulator (travel expenses billed as incurred)

•	Prepare a final voted/unvoted list through the Issuer Online™ Proxy Watch™ feature

•	Coordinate the return/destruction of excess materials

Direct Filing of Unclaimed Property

•	Coordinate the mailing of due diligence notices to all qualifying Shareholder Accounts as defined by the state filing matrix

•	Process responses to due diligence notices and re-issue uncashed checks to Shareholders as applicable

•	Prepare and file required preliminary and final unclaimed property reports

•	Prepare and file checks/wires for each state covering unclaimed funds as per state requirements

•	Issue and file stock/stock certificate(s) registered to the applicable state(s) representing returned (RPO) certificates and underlying Share positions

•	Retain, as required by law or otherwise, records of property escheated to the states and respond, after appropriate research, to Shareholder inquiries relating to same

Lost Shareholder Search Services

•	Identify Accounts eligible for SEC mandated searches

•	Perform electronic database searches in accordance with SEC requirements

•	Update new addresses provided by search firm

•	Send verification form to Shareholder to validate address

•	Reissue unclaimed property held to Shareholders upon receipt of signed verification form

Exhibit 3-6

OTC Reporting

If Company is listed on the OTCQX, OTCQB, or OTC Pink Open Market at any time while the Agreement is in effect, Company authorizes and instructs Agent to provide the following information to the OTC Markets Group Inc. on a daily basis electronically through the Transfer Agent Verified Shares Program:

•	CUSIP

•	Number of Outstanding Shares (and as-of date for such number)

•	Number of authorized Shares or “unlimited” (and as-of date for such number)

•	Number of Shares held with Cede & Co. (and as-of date for such number), plus all other Shares without a restricted legend

•	Number of restricted Shares (and as-of date for such number)

Issuance of Stock Certificates

• QuickCerts	$1.50 per certificate

4.	Expenses

Company will be responsible for expenses associated with the Services listed in Section 3 of this Schedule, as applicable, including but not limited to, charges for print/mail (paper, imaging, enclosing, envelopes, sorting, delivery/postage), eDelivery, and DTC transactions.

Postage expenses in excess of $5,000 for Shareholder mailings must be received in full by 12:00 p.m. Eastern Time on the scheduled mailing date. Postage expenses less than $5,000 will be billed as incurred.

5.	Billing Definition of Number of Accounts

For billing purposes, the number of Accounts will be based on open Accounts on file at the beginning of each billing period, plus any new Accounts added during that period. An open Account shall mean the Account of each Shareholder which Account shall hold any full or fractional Shares held by such Shareholder, outstanding funds, or reportable tax information.

6.	Additional Services and Fees

Company will be responsible for payment for services not specifically listed in Section 3 but related to the services listed in Section 3 of this Schedule or in the Agreement, as applicable based on usage, including but not limited to, record retention, telephone line charges, RPO re-mails, courier services, freight, National Change of Address (NCOA) searches, exchange and broker fees, online knowledge-based authentication for users of the Investor Center™ website, PIN letters for users of the Investor Center™ website, certificate mailing, at the market (ATM) offering, rights offering, mergers, responses to Company in relation to Shareholder or other living individual requests under data privacy laws, and responses to subpoenas. Company acknowledges and agrees that Agent may charge additional fees to third parties for transactions or services requested by such third parties (e.g., brokerage firms, Shareholders) that are related to the Services.

Exhibit 3-7

Services such as the payment of a stock dividend, a stock split, a corporate reorganization, mass issuance, or an unvested stock program; audit services; regulatory reports; services provided to a vendor of Company; services related to special meetings; Notice and Access Services; or any services associated with a special project are subject to additional fees.

Services required by legislation or regulatory fiat which become effective after the date of acceptance of this Schedule shall not be a part of the Services and may be subject to additional fees.

Company will be responsible for overtime charges assessed in the event of a late delivery to Agent of Company material for mailings to Shareholders, unless the mail date is rescheduled. Such material includes, but is not limited to, proxy statements, quarterly and annual reports and news releases.

In WITNESS WHEREOF, each of the parties hereto has caused this Schedule to be executed by one of its officers thereunto duly authorized, all as of the effective date hereof.

Computershare Inc.
Computershare Trust Company, N. A.
On Behalf of Both Entities:		Putnam Managed Municipal Income Trust

By:	/s/ Dennis V. Moccia	By:	/s/ Marc A. De Oliveira

Name:	Dennis V. Moccia	Name: Marc A. De Oliveira

Title:	Senior Manager, Contract Operations	Title: Secretary and Chief Legal Officer

Exhibit 3-8

EXHIBIT 4

APPROVED SUB-PROCESSORS AGENT MAY USE IN THE COURSE OF

PROVIDING US TRANSFER AGENT AND RELATED SERVICES

Sub-processors
Service Provider	Nature and Purpose of the Processing	Location of Processing
Cognizant Technology Solutions U.S. Corporation	Call center services, transaction data processing	USA (sub-processor is Cognizant Technology Solutions Philippines, Inc. which performs work in Philippines)

Cognizant Technology Solutions U.S. Corporation	Account reconciliation, software development and maintenance	USA (sub-processor is Cognizant Technology Solutions India Pvt Ltd. which performs work in India)

Conduent Securities Services, Inc.	Services for alternative investment/REIT clients	USA

CyberSource – US	Payment services, including credit card and other digital payments, and fraud management services	USA

Digital Media Innovations, LLC	Virtual meeting webcast for clients’ meetings (e.g., annual meetings)	USA, Ireland

Genesys Cloud Services, Inc.	Telephony Services and Technology	USA

Globe Tax Services Inc.	Foreign dividend tax withholding, reclamation, and related tax services.	USA

Group Five, LLC	Customer experience surveys	USA

iEnergizer Holdings Limited	Transaction data processing	India

InfoAge, Inc.	Address verification and update services	USA

Iron Mountain Information Management, Inc.	1) Off-site storage of records 2) Shredding services	USA

JPMorgan Chase	Account Validation and payment services, including credit card and other digital payments, and fraud management services	USA

LanguageLine Solutions	Telephone translation services	USA, UK

LexisNexis Risk Solutions	Identity verification, AML/KYC Screening, Fraud detection	USA

Exhibit 4-1

Microsoft Corporation	Microsoft 365: Email, OneDrive, SharePoint are utilized to conduct business including exchange email & data internally and externally	USA
	Azure: Utilized for storage, hosting, and processing data on Computershare websites	USA

National Quality Review, Inc.	Customer experience surveys	USA

OKTA	Identity and access management tool to manage and secure user authentication into Computershare applications	USA

Ping Identity Limited	Identity and access management tool to manage and secure user authentication into Computershare applications	USA

The Reach Agency Pty Limited	Custom Website Hosting for special projects and customer and client onboarding	Australia and USA

Shred-it USA LLC	Records Disposal Services	USA

Streamlined Communications US LLC	Teleconference provider used for virtual meeting services	USA

Trulioo, Inc.	Identity proofing & identity verification services using ID document verification with face match (selfie) and person match.	USA, Canada, Australia, EEA (Denmark, Ireland), Singapore, India, Vietnam.

Upwire Pty Ltd.	Email and text service provider	Australia

World Television Ltd.	Virtual meeting webcast for clients’ meetings (e.g., annual meetings)	United Kingdom, Spain, Switzerland

Third Parties
Service Provider	Nature and Purpose of the Processing	Location of Processing
Auditwerx, Inc.	Auditor	USA

Bank of America, N.A.	Banking	USA

BMO Harris Bank, N.A.	Banking	USA

The Bank of New York Mellon Corporation	Banking	USA

Citibank Europe plc, Citibank Europe, and Citibank, N.A.	Brokerage, banking, foreign exchange, and custody provider	USA

Deloitte US	Auditing and Consulting Services	USA

Ernst & Young LLP	Auditor	USA

Huntington Bank	Banking	USA

Liberty Mutual Insurance Company	Surety bond services	USA

JPMorgan Chase Bank, N.A	Banking	USA

PNC Bank, N.A.	Banking	USA

Exhibit 4-2

PricewaterhouseCoopers LLP	Auditor	USA

Protiviti Inc.	Auditor	USA

Western Alliance Trust Company, N.A.	Banking	USA

Truist Bank	Banking	USA

UMB Bank, N.A.	Banking	USA

U.S. Bancorp	Banking	USA

Wells Fargo Bank, N.A.	Banking	USA

Affiliate Sub-processors
Service Provider	Nature and Purpose of the Processing	Location of Processing
Computershare Technology Services AG Computershare Technology Services (UK) Limited Computershare Global Technology Services Limited Computershare Technology Services, Inc.	Global Technology Support Services – e.g.; Server maintenance and back-up, development, testing, hosting facility, call recordings, outbound dialler, email encryption, optimizing data including Machine Learning (ML) and Artificial Intelligence (AI) to improve customer processes, products and services.	USA, Switzerland, UK, Australia, Ireland, and Canada

Computershare Communications Services (CCS)	Print/mail, electronic communications	USA

Computershare Trust Company of Canada	Cash and share reconciliation services	Canada

Georgeson LLC	Shareholder clean-up/unclaimed asset programs	USA

Georgeson Securities Corporation	Introducing broker-dealer	USA

GTU Ops Inc.	Nominee and Custodian services, for foreign incorporated clients.	USA

Computershare Investor Services Inc.	Transaction data processing	Canada

Computershare Investor Services Plc	Transaction data processing, Call Center Services; Registry inspection and related services for U.K. incorporated clients	United Kingdom, Spain

Computershare Investor Services Pty Limited	Transaction data processing	Australia

Computershare Investor Services (Ireland) Limited	Registry inspection and related services for Ireland incorporated clients	Ireland

Computershare Investor Services (Jersey) Limited	Registry inspection and related services for Jersey incorporated clients	Jersey (Channel Islands)

Computershare Netherlands BV	Registry inspection and related services for Netherlands incorporated clients	Netherlands

Exhibit 4-3

EXHIBIT 5- Key Performance Indicator Standards

	Accuracy			Processing Days
DRIP:
DRIP Determination Accuracy (Issue shares or purchase shares on the market)	99%-100%	95%-98.9%	<95%
DRIP Reinvestment /Distributions	100%	95%-99.9%	<95%	Payable Date
Transaction Processing:
Redemptions*	98% to 100%	96%-97.9%	<96%	Receipt +5
New Accounts*	98% to 100%	96%-97.9%	<96%	Receipt
Transfers - Re-registration*	98% to 100%	96%-97.9%	<96%	Receipt +3 - Routine Receipt +9 - Non Routine
Certificate Deposit*	98% to 100%	96%-97.9%	<96%	Receipt +3
Print Mail:
Account/DRP Statements	98% to 100%	96%-97.9	<96%	Mail within 5 business days of completing the DRP.
Daily Confirmations - Redemptions/Transfers	98% to 100%	96%-97.9	<96%	Receipt +3
Correspondence:
Financial*	98% to 100%	96%-97.9	<96%	Receipt + 5
Non-Financial*	98% to 100%	96%-97.9	<96%	Receipt + 9
Section 19 Notice	98% to 100%	96%-97.9	<96%	Mail on payable date with checks and within 5 business days with the DRP statements after the completion of the investment.
Call Center:
Average Speed of Answer	<20 seconds
Service Level	>80%
Abandoned Rate	<3%
Research:
Financial*	98% to 100%	96%-97.9	<96%	Receipt +3
Non-Financial*	98% to 100%	96%-97.9	<96%	Receipt +9
Tax Reporting:	99%-100%	95%-98.9%	<95%	Putnam reviews a sampling prior to mailing. Mail date is dictated by the IRS Deadline

Exhibit 5-1

Complaints:
Complaint Elevation to Putnam	100%	98%-99%	<98%	Within 24 hours
Billing:				Invoice will be submitted to Putnam within 30 days of the following month and Putnam will submit payment within 30 days of receipt of invoice.
Issue Responsiveness:				Within 24 hours of the initial request from Putnam
Monthly Management Report:				Provided to Putnam by the 15th business day of each month.
DRIP Summary Report				Provided to Putnam within 4 days from previous month end.

*	Minimum of 50 items all Funds combined

Exhibit 5-2

APPENDIX 1

DATA SECURITY ADDENDUM

This Data Security Addendum (“Addendum”) is attached to, and supplements, the Transfer and Agency Services Agreement executed between Computershare Inc. and its affiliate Computershare Trust Company N.A., (“Company”) and Putnam Managed Municipal Income Trust (“Customer”) on October 13, 2025 (the “Agreement”).

1.	Definitions. Any capitalized terms not expressly defined herein shall have the same meaning as ascribed to it within the Agreement or, where applicable, the Data Processing Addendum (“DPA”).

A.	“Customer Data” means Confidential Information (as defined in the Agreement) of Customer as well as Customer Personal Data.

B.	“Customer Personal Data” means any Personal Data of Customer accessed, stored or otherwise processed by Company in connection with the provision of the Services under the Agreement.

C.

“Data Protection Laws” means all federal, state, and other jurisdiction’s data security, data protection, data breach notification, identity theft, or privacy laws, and any rules, regulations, or binding standards or guidance relevant thereto, each as may be amended, restated or replaced from time to time that are applicable to the processing of Customer Personal Data under the Agreement. Data Protection Laws include, but are not limited to: Title V of the Gramm-Leach-Bliley Act (as applicable) and other US federal and state Data Protection Laws, the General Data Protection Regulation (EU) 2016/679 (“GDPR”), as adopted into UK law by the European Union (Withdrawal) Act 2018 and as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019) (“UK GDPR”), the United Kingdom’s Data Protection Act 2018 and the new Swiss Act on Federal Data Protection 2020 (“nFADP”).

D.

“Personal Data” (or similar term under Data Protection Laws) shall have the meaning assigned to the term under Data Protection Laws, and at a minimum, shall include any information relating to a Data Subject such that the Data Subject is identifiable, including but not limited to De-identified Data and Pseudonymous Data, or any aggregation or derivation of Personal Data, unless such data has been permanently and irrevocably anonymized such that identification is not possible, in which case, it will no longer be considered Personal Data.

E.

“Personal Data Breach” means (or similar term under Data Protection Laws) means as defined in Data Protection Laws, including a breach of security that leads to, or results in in accidental, unauthorized or unlawful access to, loss, destruction, disclosure, distribution, or alteration of Customer Personal Data.

Appendix 1-1

F.

“Security Incident” means an unauthorized occurrence on or conducted through Company’s information systems that jeopardizes the confidentiality, integrity or availability of Customer Data on Company’s information systems or any information residing therein. A Security Incident does not include unsuccessful attempts or activities that do not compromise the security of Customer Data, including unsuccessful log-in attempts, pings, port scans, denial of service attacks or other network attacks on firewalls or networked systems.

2.	Company’s Security Obligations.

A.

Company shall maintain and adhere to a comprehensive written information security program, including underlying policies, procedures, and controls, that contain appropriate administrative, technical, and physical measures designed to: (i) ensure the security and confidentiality of Customer Data, (ii) protect against any anticipated threats or hazards, or those threats or hazards that should be reasonably anticipated given the nature of the Services and the type of Customer Data, to the security or integrity of Customer Data, and (iii) protect against any unauthorized access to or use of Customer Data. Company will maintain such measures at all times and review the adequacy of its measures on a regular basis.

B.

Company shall maintain industry recognized security controls, policies, and processes (including, but not limited to, change management, vulnerability management, security awareness & training, and secure software development lifecycle policies, and physical security, hardened and patched infrastructure, intrusion detection systems, authentication, access and data integrity controls, password protection, virus and other malware/ransomware protection, logging and monitoring, multi-factor authentication, and encryption (at rest and in transit), consistent with commercially available technology and industry standards) to protect against unauthorized access to, loss, destruction, disclosure or alteration to its systems and Customer Data.

C.

Company shall ensure that personnel permissions to access Customer Assets or Customer Data shall be automatically and immediately revoked when a personnel no longer has a need for such access. Failure to do so shall constitute a Security Incident in material breach of the Agreement.

D.

In no event will Company’s information security environment be less secure than as asserted by Company in its initial completion of Customer’s security assessment, and as such security assessment is updated from time to time by Customer.

E.	In addition to any requirements under the Agreement, Company specifically agrees to the following, which shall not be construed to be a definitive list:

i.	Company shall ensure physical security to Company facilities and premises including limiting access to any equipment that contains or accesses Customer Data only to authorized Company personnel.

Appendix 1-2

a.

Company shall maintain in place, or implement, at least the following physical security controls on their premises: 24x7 video surveillance, onsite security personnel/guards, badge or biometric access limiting access to the facility to authorized personnel, periodic review of access/visitor logs, and escorting of visitors.

ii.	Company shall ensure that all physical embodiments of Customer Data, including without limitation, computer tapes, disks, files, and written materials, are stored in secure locations at all times.

iii.	Company shall have measures in place to protect against destruction, loss, or damage of Customer Data due to environmental hazards, such as fire and water damage.

iv.	Company shall require all Company personnel to complete annual information security training.

v.

Company shall review and certify system access and accounts through a certification review process or formalized independent review. Access and accounts must be certified on a periodic basis (no less than once annually) and during each event where a Company personnel’s role is modified and transitioned such as a Company personnel transfer, termination or any other change in role or role responsibility.

vi.	Prior to performing any services under the Agreement, Company shall require all Company personnel who may access Customer Data in accordance with Company policies and procedures.

vii.

Company shall maintain electronic access controls on all systems containing or providing access to Customer Data including least privilege and authentication role-based access controls to (a) authenticate and permit Customer Data access only to authorized individuals and (b) prevent Company personnel from providing Customer Data to unauthorized individuals.

viii.

Company will not place Customer Data on portable storage devices (including but not limited to “thumb drives”). and will not allow computers on which unencrypted Customer Data has been stored to leave Company controlled premises

ix.

Company shall prevent the transfer of Customer Data via USB ports and Bluetooth File Transfer from all computer equipment which Customer Data is stored or processed to another device. Company shall prohibit access to any non-approved personal webmail, consumer cloud storage services, or malicious websites that could be used to upload or impact Customer Data.

x.	Company shall segregate Customer Data from any data of other customers of Company.

xi.

Company shall implement and use security industry recognized management and maintenance applications and tools, appropriate fraud prevention and detection, and data confidentiality/protection/encryption technologies for endpoints, servers and mobile devices.

xii.	Company will not transmit or store Customer Data unless such Customer Data is encrypted or otherwise appropriately protected by security controls to prevent unauthorized access or disclosure.

Appendix 1-3

xiii.

Company shall regularly scan the network connected to the Services for viruses and other malware, identify all IP addresses which may be on the network, and deny any further access to those not authorized. Company’s internet of things or other hardware devices will be in a network segment that is separate from the network that transmits, stores, or processes Customer Data.

xiv.	Company shall maintain the NIST Cybersecurity Framework, ISO 27001/2022 (or its successor) as its security standard for all systems that may contain or have access to Customer Data.

xv.	Company shall preserve Customer Data and provide Customer with access to all Customer Data in the form in which it is maintained in the ordinary course of its business upon request.

xvi.

Upon request, Company must provide Customer a current, accurate and up-to-date list of all locations in which Customer Data is stored or may be processed. Customer will be notified of any changes to locations where Customer Data is stored.

xvii.

In the event Company’s personnel is working from home or remotely other than from Company facilities or premises (“Remote Work”), in no event shall Company or any Company personnel access Customer Data from any country or jurisdiction sanctioned by OFAC or from Myanmar, Cambodia, Honduras, Bolivia, Mongolia, Algeria, Bosnia & Herzegovina or El Salvador. For purposes of clarification, all provisions of this Addendum shall apply to Remote Work.

xviii.

Company shall not use, share, upload, or input Customer Data into, with, or in connection with any unaffiliated third party artificial intelligence systems as defined as “AI Systems” under EU Regulation 2024/1689 (whether generative or non-generative in nature) without the Customer’s prior written consent. Customer may periodically review Company’s use of any such AI System and Company shall immediately stop any such use upon request by Customer if technically feasible without disruption to the Services and it is without additional cost to Company. Company shall not fine-tune or enable the adaptiveness of AI Systems on Customer Data which are operated by an affiliate within the Company’s security perimeter without first notifying Customer in writing.

xix.

Company shall ensure, and shall upon request provide a written attestation to Customer confirming, that Company is in compliance with the requirements set forth in this DSA. Assurance over our vendor management program would be provided via our SOC 2 report.

xx.

F.	Any breach by Company of any provision of this DSA shall constitute a material breach of the Agreement.

3.	Reserved.

4.	Information Security Incident.

A.	Company will have monitoring systems in place to detect Security Incidents.

Appendix 1-4

B.

Company shall maintain and adhere to a documented and updated Cyber Security Incident Response policy and procedure which includes processes to identify, assess, and manage Security Incidents including cyber security events and incidents associated with processes, information, networks, and systems.

C.

Without limitation of Company’s obligations under any other provision of the Agreement or DPA, if included: if Company becomes aware of a Security Incident, Company shall notify Customer and the Customer security team at NetworkOperationsSecurityCenter@franklintempleton.com of such Security Incident within one (1) business day of Company identifying or becoming aware of a material Security Incident.

D.

In addition to all other requirements under the DPA, if included, Company shall notify Customer without undue delay, but no later than one (1) business day upon Company identifying or becoming aware of a Personal Data Breach, by sending notice to Customer and to DataProtectionOfficer@franklintempleton.com.

E.

In the event of a Security Incident, Company shall promptly: (i) investigate, remediate the failures or insufficiencies that led to the Security Incident, and mitigate the effects of the Security Incident, (ii) reasonably cooperate with Customer to the extent Customer decides to conduct an investigation of the Security Incident separately, and (iii) provide Customer with commercially reasonable assurances satisfactory to Customer that such Security Incident shall not recur. Company shall provide Customer with detailed information regarding the nature of the Security Incident, a timely remediation plan to address the disclosure, the identity of all relevant individuals if Customer Personal Data was impacted, and the corrective action taken by Company to address the Security Incident in accordance with its policies and procedures .

F.

Company shall also provide reasonable cooperation to Customer in connection with any investigation, incident management, media relations or law enforcement activities with respect to a Security Incident. Subject to the limitations of liability in the Agreement, if a Security Incident is caused by Company’s breach of the Agreement, this Addendum, or the Data Protection Laws, Company shall be responsible for all actual direct costs incurred by Customer in responding to and mitigating damages caused by such Security Incident to the extent such actions are required by applicable law, (e.g., notices, costs of credit monitoring).

5.	Deletion or Return of Customer Data.

A.

Subject to Section 5(B) below, Company shall promptly upon (i) termination (or end of any transition period) of the Agreement (or portion thereof), or (ii) ninety (90) days after the end of the provision of services, whichever is later (the “Cessation Date”), cease processing Customer Data related to such terminated services and securely return to Customer or (upon Customer’s request) securely delete all Customer Data and existing copies such that it cannot be recovered or reconstructed, except as required by applicable law. For purposes herein, “delete” means to irrevocably erase, remove, anonymise or otherwise obliterate Customer Data such that it cannot be recovered or reconstructed.

Appendix 1-5

B.

Company may retain Customer Data to the extent required by applicable laws only to the extent and for such period as required by such laws; provided always that Company shall ensure the confidentiality and security of all such Customer Data and shall ensure that such Customer Data is only processed as necessary for the purpose(s) specified in the applicable laws or as permitted under the Agreement and this Addendum and for no other purpose. All confidentiality, security and data protection/privacy obligations in the Agreement and this Addendum, and any other amendments or addenda shall continue to apply to any such retained Customer Data after termination of the Agreement, until such time as the Customer Data is securely returned or destroyed as described above.

C.	Upon Customer’s request, Company shall confirm its return or deletion of Customer Data as provided above, at such time it is returned or deleted.

6.	Reserved.

A.	SOC Audits.

i.

Company shall, at Company’s cost and expense, engage on an annual basis an external auditor to conduct a SOC 1, Type 2 audit and a SOC 2, Type 2 audit of Company that covers controls and processes applicable to the Services and Service Locations (collectively, the “SOC Audits”). Each SOC Audit shall (a) be of reasonable scope and include control objectives as appropriate to the nature of the Services and the type of Customer Data, (b) cover a minimum period of twelve (12) months, and (c) be issued by such auditor to Customer annually. The first audited period shall cover the applicable period through the effective date of the Agreement, and any subsequent audited period shall commence on the date immediately following the date on which the prior audited period ended. Promptly after the completion of each SOC Audit, Company shall provide Customer with the resulting Type 2 report of the SOC Audit in writing.

ii.

In the event that any SOC Audit or other form of independently audited certification results in a finding that Company Controls or Company’s compliance with any Customer Controls are inadequate or otherwise indicates a control issue that impacts in any material respect the Services, Customer or a Service Recipient, Company shall promptly, at Company’s cost and expense, address any findings in a reasonable time and in a manner determined by the company. Upon reasonable request by Customer, Company provide an update or confirmation of the closure status of any findings.

Appendix 1-6

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement on the dates set forth below, effective as of the Effective Date.

AGREED AND ACCEPTED:

Computershare Inc. and Computershare Trust Company, N.A.
On Behalf of Both Entities:

By:	/s/ Dennis V. Moccia
Name:	Dennis V. Moccia
Title:	Senior Manager, Contract Operations
Dated:	October 13, 2025

Putnam Managed Municipal Income Trust

By:	/s/ Marc A. De Oliveira
Name:	Marc A. De Oliveira
Title:	Secretary and Chief Legal Officer
Dated:	October 13, 2025

Appendix 1-7

APPENDIX 2

DATA PROCESSING ADDENDUM (GLOBAL)

This Data Processing Addendum (Global) (“Addendum”) is attached to, and supplements, the Transfer Agency and Service Agreement executed between Computershare Inc. and its affiliate Computershare Trust Company N.A., (“Company”) and Putnam Managed Municipal Income Trust (“Customer”) on October 13, 2025 (the “Agreement”).

Any capitalized terms not expressly defined herein shall have the same meaning as ascribed to it within the Agreement. In consideration of the mutual obligations set out herein, the parties hereby agree to the following terms and conditions.

1.	Definitions

In this Addendum, the following terms shall have the meanings set out below:

A.

“Controller” (or similar term under Data Protection Laws, for example “business”) means the natural or legal person, public authority, agency or other body which, alone or jointly with others, determines the purposes and means of the processing of the Personal Data.

B.	“Customer Personal Data” means any Personal Data of Customer accessed, stored or otherwise processed by Company in connection with the provision of the Services under the Agreement.

C.

“Data Protection Laws” means all federal, state, and other jurisdiction’s data security, data protection, data breach notification, identity theft, or privacy laws, and any rules, regulations, or binding standards or guidance relevant thereto, each as may be amended, restated or replaced from time to time that are applicable to the processing of Customer Personal Data under the Agreement. Data Protection Laws include, but are not limited to: Title V of the Gramm-Leach-Bliley Act (as applicable) and other US federal and state Data Protection Laws, the General Data Protection Regulation (EU) 2016/679 (“GDPR”), as adopted into UK law by the European Union (Withdrawal) Act 2018 and as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019) (“UK GDPR”), the United Kingdom’s Data Protection Act 2018 and the new Swiss Act on Federal Data Protection 2020 (“nFADP”).

D.	“Data Security Addendum” means the Data Security Addendum to the Agreement executed by the parties on October 13, 2025.

E.

“Data Subject” (or similar term under Data Protection Laws, for example “consumer”) means an identified or identifiable natural person to whom Personal Data relates, as more particularly defined under the Data Protection Laws.

Franklin Data Processing Addendum_v.Feb.2025

Appendix 2-1

F.	“De-identified Data” means data that cannot reasonably be linked to an identified or identifiable natural person, or a device linked to such person, or as otherwise defined under Data Protection Laws.

G.

“Personal Data” (or similar term under Data Protection Laws) shall have the meaning assigned to the term under Data Protection Laws, and at a minimum, shall include any information identifying or relating to a Data Subject such that the Data Subject is identifiable, including but not limited to De-identified Data and Pseudonymous Data, or any aggregation or derivation of Personal Data, unless such data has been permanently and irrevocably anonymized such that identification is not possible, in which case, it will no longer be considered Personal Data.

H.

“Personal Data Breach” (or similar term under Data Protection Laws) means as defined in Data Protection Laws, including a breach of security that leads to, or results in accidental, unauthorized or unlawful access to, loss, destruction, disclosure, distribution, or alteration of Customer Personal Data.

I.

“Processor” (or similar term under Data Protection Laws) means a natural or legal person, public authority, agency, affiliate, vendor, service provider, or other body which processes the Personal Data at the instruction of a Controller.

J.

“Pseudonymous Data” means Personal Data that cannot be attributed to a specific natural person without the use of additional information, provided that such additional information is kept separately and is subject to appropriate technical and organizational measures to ensure that the Personal Data is not attributed to an identified or identifiable natural person, or as otherwise defined under Data Protection Laws.

K.

“Restricted Transfer” means (i) a transfer of Personal Data from Customer to Processor or from Company directly to a Subprocessor; or (ii) an onward transfer of Personal Data from Processor to a Subprocessor, in each case, where such transfer would be prohibited by Data Protection Laws in the absence of the Standard Contractual Clauses or other lawful basis for such transfer.

L.

“Standard Contractual Clauses” or “SCCs” means the standard contractual clauses approved by an applicable jurisdiction and, if or as applicable to this Addendum, denoted in Section 9 (Restricted Transfers), namely:

i.

the “EU Standard Contractual Clauses” or “EU SCCs” approved by the European Commission pursuant to Commission Implementing Decision (EU) 2021/914 of 4 June 2021, for the transfer of personal data from the European Economic Area to third countries, as set out in full at https://ec.europa.eu/info/law/law-topic/data-protection/international-dimension-data-protection/standard-contractual-clauses-scc_en with: (i) the clauses entitled or prefaced with “Module Two: Transfer controller to processor” or “Module Two” being deemed applicable; (ii) the other modular clauses and optional clause 7 (Docking clause) being disapplied; (iii) in the

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Appendix 2-2

case of the general authorisation of sub-processors, option 2 of clause 9 (Use of Sub-processors) selected in relation to Customer’s authorization of the use of Subprocessors and Company shall notify Customer in writing of any intended changes to that list through the addition or replacement of Subprocessors in accordance with Section 4 of this Addendum with the time period specified as ten (10) days. (iv) in the case of clause 11(a) (Redress), the option does not apply; (v) in the case of clause 13 (Supervision), the first option selected where the data exporter is established in an EU Member State; (v) in the case of clause 17 (Governing Law), option 2 is selected and populated with “the Grand Duchy of Luxembourg;” (vi) the EU Member State in which the data exporter is established shall be the choice of forum and jurisdiction under clause 18 (Choice of forum and jurisdiction); and (vii) Annex I, Annex II, and Annex III of the SCCs deemed populated by the Personal Data Attachment to this Addendum, the Data Security Addendum, and Annex 1 List of Subprocessors to this Addendum, respectively.

ii.

the “UK Standard Contractual Clauses” or “UK SCCs” means specifically for Customer Personal Data processing occurring in the United Kingdom, the International Data Transfer Addendum to the EU Standard Contractual Clauses set out in full at https://ico.org.uk/for-organisations/guide-to-data-protection/guide-to-the-general-data-protection-regulation-gdpr/international-data-transfer-agreement-and-guidance/. Annex I, Annex II, and Annex III of the UK SCCs deemed populated by the Personal Data Attachment to this Addendum, the Data Security Addendum, and Annex 1 List of Subprocessors to this Addendum, respectively, and the optional liability clause being disapplied; or any subsequent UK SCCs approved and published by the UK’s Information Commissioner’s Office (“ICO”)

M.

“Subprocessor” means any person (including any third party, vendor, service provider, contractor, sub-contractor, and Company affiliate, if any) appointed by or on behalf of Company to process Customer Personal Data in connection with the Services under the Agreement.

N.

“Supervisory Authority” (or similar term under Data Protection Laws) means any competent data protection or privacy authority, regulator, law enforcement or other governmental or quasi-governmental agency with jurisdiction over either Party. and with responsibility for regulating or enforcing Data Protection Laws.

2.	Processing.

A.	The parties agree that for the purposes of this Addendum and the Agreement, Customer is the Controller and Company is the Processor and service provider in connection with Customer Personal Data.

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Appendix 2-3

B.

Customer instructs Company to only use the Customer Personal Data in the manner described under this Addendum and the Agreement and prohibits Company from using the Personal Data for any other purpose. The rights and obligations of each party in respect of the processing of Customer Personal Data are as set forth in this Addendum and the Agreement.

C.	Company agrees that it:

i.	shall comply with all Data Protection Laws in the processing of Customer Personal Data.

ii.

shall only collect, use, retain, access, transfer or otherwise process Personal Data: (a) solely as needed under this Addendum and the Agreement, and/or (b) in accordance with specific instructions from Customer, and/or (c) as needed to comply with Data Protection Laws or other applicable laws, in which case, Company will inform Customer of such processing (unless prohibited by law from doing so). For avoidance of doubt, in addition to processing as required by applicable law, Company may process Personal Data in order to provide the Services as described in the Agreement, as otherwise provided in the Agreement (as amended or may be amended), and any applicable Addenda, or for Company business purposes related to performing the Services or enforcing the Agreement, which include but are not limited to: as necessary to (d) retain and employ subcontractors, subject to the requirements in Section 4 of this Addendum; (e) build, maintain or improve the quality of Company’s Services; provided that such business purposes do not (1) contravene any prohibitions otherwise set forth in the Agreement or this Addendum; or (2) use Customer Personal Data for a commercial purpose other than to perform the Services, including building or modifying data subject profiles that could be used to provide services to another business or to correct or augment data acquired from another source; (f) detect Security Incidents or protect against fraudulent or illegal activity, subject to the requirements of Section 6 of this Addendum; (g) process Personal Data of Customer employees where such processing is necessary to manage the relationship with the Customer; (i) auditing related to Shareholder transactions; or (h) undertaking internal research for technological development and demonstration; or to exercise or defend legal claims or cooperate with law enforcement concerning conduct or activity that Company reasonably believes may violate applicable law.

iii	shall not sell any Customer Personal Data to any third party in exchange for any monetary or other valuable consideration or any activity that could be defined as a “sale” under Data Protection Laws;

iv	shall not share any Customer Personal Data with a third party for cross-context behavioral advertising, whether or not for monetary or other valuable consideration;

v

shall not (a) combine the Customer Personal Data with data received from or on behalf of another entity, individual, or business or that it collects itself (unless such combination is necessary to provide the Services or as provided above); or (b) process Personal Data for any additional (or secondary) purposes, not specified under the Agreement or this Addendum without Customer’s express written permission.

vi

shall not re-identify De-identified Data or Pseudonymous Data or maintain the De-identified Data or Pseudonymous Data in identifiable form or collect, obtain, retain, or access any data or technology, in order to be capable of associating an authenticated consumer request with Personal Data without Controller’s prior express written consent. Company shall comply with all other obligations related to De-identified Data or Pseudonymous Data under Data Protection Laws.

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Appendix 2-4

vii

If Company can no longer meet its obligations to Customer under this Addendum or Data Protection Laws, a) Company shall promptly, and as quickly possible notify Customer, and b) Company shall cooperate with Customer to comply with this Addendum or Data Protection Law as quickly as possible, and c) Customer shall have the right to terminate this Agreement for a material breach of this Addendum, pursuant and subject to the terms of the Agreement.

3.	Confidentiality, Data Protection Safeguards and Information Security.

A.	The Customer Personal Data is Customer’s confidential information and, as such, is protected by the obligations of confidentiality in the Agreement.

B.

Company confirms that, taking into account the state-of-the-art safeguards available, the costs of implementation and the nature, scope, context and purposes of processing as well as the risk of varying likelihood and severity for the rights and freedoms of natural persons, and the impact a Personal Data Breach would have on such rights and freedoms, Company shall, in relation to the Customer Personal Data, implement appropriate administrative, technical, and organizational safeguards to ensure a level of security appropriate to the likelihood and severity of harm to Data Subjects that might result from the unauthorized, unlawful or accidental processing. At a minimum those safeguards shall meet the obligations set forth in the Data Security Addendum but meeting those minimums does not obviate Company’s obligation to implement and maintain appropriate administrative, technical, and organizational safeguards commensurate with the risk as described above.

C.	Without limiting the foregoing, Company shall implement and maintain policies and procedures to meet the requirements of Data Protection Laws.

D.

Company shall take reasonable steps to ensure the reliability of any of its employees (collectively, “Company Personnel”) who may have access to the Customer Personal Data and to ensure that they have committed themselves to obligations of confidentiality. Company will not give access to Personal Data to any of its employees, if those reasonable steps revealed any negative information of such a nature that a reasonable person would deny the person who is the subject of such a negative report access to sensitive or confidential information.

4.	Subprocessing.

A.

Customer authorises Company to continue to use those Subprocessors already engaged by Company as of the date of this Addendum, which list is attached here as Annex 1, subject to Company in each case as soon as practicable meeting the obligations set out in this Addendum. New or replacement Subprocessors may be appointed subject to the terms of this Section 4. Company shall give Customer at least ten (10) business days prior written notice of its intent to appoint any new or replacement Subprocessor, including pertinent details of the processing to be undertaken by the Subprocessor (the “Subprocessor Notice”). If Customer notifies Company in writing of any objections to the proposed appointment (on reasonable grounds relating to data protection) the parties shall have fifteen (15) days from Company’s receipt of such notice of objection from Customer to discuss any further information that may be provided by either party or

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Appendix 2-5

steps that might be taken to address any such objection. At the end the above referenced fifteen (15) day time period Company may proceed to engage the Subprocessor following such objection and discussion(s), If Company engages the Subprocessor following such objection and discussion(s), then, Customer may by at least thirty (30) days’ written notice to Company terminate the Agreement without cause for convenience, which notice must be delivered to Company within sixty (60) days of the date of the Subprocessor Notice. In such case, Customer shall receive a pro-rata refund of any fees paid in advance, calculated as of the date of termination, and subject to any transition obligations in the Agreement.

B.

Any contract or subcontract between Company and a Subprocessor must expressly subject the Subprocessor to at least a commensurate level of protection for Customer Personal Data as is imposed on Company under or required by this Addendum. Company shall remain responsible to Customer for the performance, acts, and omissions of the Subprocessor to the same extent that Company would be liable to Customer under this Addendum for any act, omission or breach by Company. Subprocessors shall act only at the direction of or subject to instructions from Customer.

C.

With respect to each Subprocessor, Company shall, prior to the processing of Personal Data: (i) carry out adequate due diligence to ensure that each Subprocessor is capable of providing the level of protection and security for Personal Data required by this Addendum; (ii) ensure that the arrangement between Company and Subprocessor is governed by a written contract sufficient to comply with the Data Protection Laws and this Addendum; (iii) if the processing involves a Restricted Transfer, ensure that, prior to such Restricted Transfer, the Standard Contractual Clauses, UK Standard Contractual Clauses, or another legally sufficient basis are formally executed between Company and the Subprocessor(s).

5.	Data Subject Rights, Data Protection Impact Assessments and Recordkeeping.

A.	Company shall, and will ensure that its Subprocessors shall:

i.

promptly (but no later than within five (5) business days) notify Customer if it, or any Subprocessor, receives a rights request (access, rectification, portability, objection, deletion, or opt-out of sale) from a Data Subject under any Data Protection Laws in connection with Customer Personal Data or an inquiry, complaint, notice or other communication received from a Supervisory Authority related to the processing of Customer Personal Data;

ii.

reasonably assist Customer in responding to and resolving any such right requests or communications, whether sent to Company or directly to Customer, in a timely manner in order to allow Company to comply with its obligations under applicable Data Protection Laws, as directed by Customer and agreed to by Company, subject to Company’s then-current fees for such assistance (provided, however, that if Customer does not have the necessary access to Company’s systems that is necessary to self-service the rights request, the Company will perform only those limited actions that Customer cannot perform itself at no additional cost) and

iii.	not respond directly to such rights requests or communications without the written approval of Customer, unless required by applicable Data Protection Laws.

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Appendix 2-6

B.

Company shall provide reasonable, prompt, and assistance to Customer with any data protection impact assessments, transfer impact assessments, and prior consultations with Supervisory Authorities, which Customer reasonably considers to be required of Customer, in each case solely in relation to the processing of Customer Personal Data by Company.

C.

.Company shall notify Customer as soon as possible, and as far as legally permitted to do so, of any government access or disclosure request(s) which concerns Customer Personal Data by any governmental or regulatory authority, court of competent jurisdiction or other legal authority other than requests to Company for shareholder records pursuant to subpoenas (e.g., probate, divorce and criminal actions) or routine exams by regulators For the avoidance of doubt and as far as it is legally permitted to do so, Company shall not permit access to, disclosure or release of any Personal Data in response to such request served on Company without first consulting with and obtaining the written consent of Customer. Company shall not disclose the Customer Personal Data requested until required to do so under binding order or the applicable procedural rules, and, for the avoidance of doubt, this Addendum shall not require Company to pursue action or inaction that could result in civil or criminal penalty for Company such as contempt of court.

D.	To the extent required by Data Protection Laws, Company shall maintain a written record of all categories of processing activities carried out on behalf of Customer.

6.	Personal Data Breach

A.

Company shall notify Customer via email to DataProtectionOfficer@franklintempleton.com without undue delay, but no later than one (1) business day after Company becomes aware of a Personal Data Breach. Such notice shall provide Customer with sufficient information and regular updates as the investigation continues, (including but not limited to, the nature of the Personal Data Breach, the categories and numbers of Data Subjects, the categories and numbers of Customer Personal Data records concerned, the measures taken or proposed to be taken to address the Personal Data Breach, as well as other pertinent, or reasonably requested, details), to allow Customer to assess the risk related to the Personal Data Breach and meet any obligations to report or inform the: (i) applicable governmental, regulatory, and supervisory authorities; and (ii) Data Subjects of the Personal Data Breach under Data Protection Laws. Where Customer, in its sole discretion, deems notification necessary, Customer shall either notify applicable Supervisory Authorities and Data Subjects or instruct Company to notify applicable Supervisory Authorities and Data Subjects on Customer’s behalf. Accordingly, Company shall not report any such Personal Data Breach(es) to any party other than Customer except as required by law (and the parties will reasonably cooperate to prevent duplicative or inconsistent notifications)_or as instructed by Customer.

B.

Company shall provide reasonable cooperation and assistance requested by Customer in the investigation, mitigation and remediation of each such Personal Data Breach, including but not limited to maintaining a log of Personal Data Breaches of Customer Personal Data investigation details, and remedial action taken (for Company’s internal use only). Company shall reasonably cooperate and use commercially reasonable efforts with Customer to recover, restore, or reconstruct

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Appendix 2-7

the Personal Data, at Customer’s cost and expense. Subject to the limitations of liability in the Agreement, if a Personal Data Breach is caused by Company’s negligence or breach of the Agreement, this Addendum or the Data Protection Laws, Company shall be responsible for all actual direct costs incurred by Customer in responding to and mitigating damages caused by such Personal Data Breach to the extent such actions are required by applicable law, (e.g., notices, costs of credit monitoring).

7.	Deletion or Return of Personal Data.

A.

Subject to Section 7(B) below, Company shall promptly upon (i) termination (or end of any transition period) of the Agreement (or portion thereof), or (ii) ninety (90) days after the end of the provision of services, whichever is later (the “Cessation Date”), cease processing Customer Personal Data related to such terminated services and securely return to Customer or (upon Customer’s request) securely delete all Customer Personal Data and existing copies such that it cannot be recovered or reconstructed, except as required by Data Protection Law. For purposes herein, “delete” means to irrevocably erase, remove, anonymise or otherwise obliterate Customer Personal Data such that it cannot be recovered or reconstructed.

B.

Company may retain Customer Personal Data to the extent required by Data Protection Laws or other applicable laws only to the extent and for such period as required by such laws,; provided always that Company shall ensure the confidentiality and security of all such Customer Personal Data and shall ensure that such Customer Personal Data is only processed as necessary for the purpose(s) specified in the Data Protection Laws or other applicable laws or as permitted under the Agreement and this Addendum and for no other purpose. All confidentiality, security and data protection/privacy obligations in the Agreement and this Addendum, and any other amendments or addenda shall continue to apply to any such retained Customer Personal Data after termination of the Agreement, until such time as the Customer Personal Data is securely returned or destroyed as described above.

C.	Upon Customer’s request, Company shall confirm its return or deletion of Customer Personal Data as provided above, at such time it is returned or deleted.

8.	Audit Rights.

Subject to the terms of Section 5.2 of the Agreement, Company shall make available to Customer upon request all information necessary to demonstrate compliance with this Addendum and Data Protection Laws and shall allow for and contribute to audits or assessments, including inspections, by Customer, a Supervisory Authority, or an auditor mandated by Customer in relation to the processing of Customer Personal Data by Company. Customer shall give Company at least 30 days’ written notice of any audit, assessment, or inspection to be conducted under this Section 8 and shall make reasonable endeavors to avoid causing any damage, injury or disruption to the Company’s business while on Company’s premises in the course of such an audit, assessment, or inspection. Alternately, the Company may, at Company’s discretion but with Customer’s consent, arrange for a qualified and independent auditor to conduct, at least annually and at the Company’s expense, an audit of the Company’s policies and technical and organizational measures in support of the obligations under Data Protection Laws, using an appropriate and accepted control standard or framework and audit procedure for the audits as applicable. If it chooses this option, Company shall provide a report of the audit to the Customer upon request.

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Appendix 2-8

9.	Restricted Transfers.

Company may transfer Customer Personal Data to a Subprocessor in any country, provided that Company complies with any applicable obligations under the Data Protection Laws to protect Customer Personal Data. Absent the above conditions being met, Company may not process or transfer Customer Personal Data in or to any country other than where the Customer Personal Data originated (i.e. where the Data Subjects are located).To the extent that Company processes Customer Personal Data of individuals in the European Economic Area (EEA) or United Kingdom and the Customer Personal Data is transferred outside the EEA or United Kingdom, the Parties agree that they will perform third country risk assessments, applying supplementary measures (where applicable) to protect the Customer Personal Data and implement the EU SCC and UK SCC where appropriate with any Subprocessors, which are each (or all) incorporated by reference and deemed part of this Addendum as applicable. Where the applicable Standard Contractual Clauses apply, to the extent there is any conflict, inconsistency or ambiguity between the Agreement, Addendum and the Standard Contractual Clauses, the latter shall prevail (as applicable per jurisdiction) and supersede to the extent necessary to resolve the conflict, inconsistency or ambiguity. In the event that the European Commission, any applicable Supervisory Authority, and/or the analogous competent authority in any other nation revises and thereafter publishes new Standard Contractual Clauses or as otherwise required or implemented by such authority, such new Standard Contractual Clauses will supersede and replace the existing Standard Contractual Clauses.

10.	Indemnification.

Any clause in the Agreement relating to the liability of the parties for any breach of data protection or confidentiality obligations shall be interpreted to include without limitation a breach of the obligation set out in this Addendum. For the avoidance of doubt, nothing in this Addendum is intended to limit either party’s direct liability towards Data Subjects, including as provided for or permitted under the applicable SCCs.

11.	General

A.

Nothing in this Addendum reduces Company’s obligations under the Agreement in relation to the protection of Customer Personal Data or permits Company to process Customer Personal Data in a manner which is prohibited by this Addendum, the Agreement or Data Protection Laws. In no event will this Addendum, or the Agreement, relieve a party from the obligations imposed on them by Data Protection Laws by virtue of their role in the processing relationship as defined by the Data Protection Laws.

B.

Subject to Section 11(A), with regard to the subject matter of this Addendum, in the event of any conflicts, inconsistencies or ambiguities arise between the provisions of this Addendum and the Agreement, the terms of this Addendum shall prevail to the extent necessary to resolve such conflict, inconsistency or ambiguity.

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Appendix 2-9

C.

If any modifications to this Addendum are necessary to comply with or address a change in any Data Protection Laws (or the interpretations thereof by courts of competent jurisdiction, Supervisory Authorities, or other relevant governmental entities or authorities), either party may provide written notice to the other of such change in law or interpretation and the parties agree to negotiate in good faith in a timely manner with a view to agreeing to any necessary modifications to this Addendum to address such change. If the parties cannot come to agreement on modifications, then Customer has a right to terminate this Addendum and the related Agreement.

D.

The parties hereby submit to the governing law and jurisdiction of the Agreement with respect to any disputes or claims howsoever arising under this Addendum, including disputes regarding its existence, validity or termination or the consequences of its nullity.

E.

This Addendum may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Signatures may be executed or transmitted by facsimile or similar electronic means and such signatures will be deemed to have the same authority, effect, and enforceability as an original signature.

AGREED AND ACCEPTED:

Computershare Inc. and Computershare Trust Company, N.A.
On Behalf of Both Entities:

By:	/s/ Dennis V. Moccia
Name:	Dennis V. Moccia
Title:	Senior Manager, Contract Operations
Dated:	October 13, 2025

Putnam Managed Municipal Income Trust

By:	/s/ Marc A. De Oliveira
Name:	Marc A. De Oliveira
Title:	Secretary and Chief Legal Officer
Dated:	October 13, 2025

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Appendix 2-10

PERSONAL DATA ATTACHMENT

A. LIST OF PARTIES

Data exporter(s): [Identity and contact details of the data exporter(s) and, where applicable, of its/their data protection officer and/or representative in the European Union/UK]

1.	Name: Customer as defined in the Agreement for itself and on behalf of its applicable affiliates

Address: [Same address as Agreement]

Contact person’s name, position and contact details:

dataprotectionofficer@franklintempleton.com

Activities relevant to the data transferred under these Clauses: Services as set forth in the Agreement

Signature and date: [Same signatory as Agreement]

Role (controller/processor): Controller

…

Data importer(s):

1.	Name: …Computershare Inc. and Computershare Trust Company, N.A.

Address: …150 Royall Street, Canton, MA 02021

Contact person’s name, position and contact details: …Fabian Powell, US Privacy Officer, uscsprivacy@computershare.com

Global Privacy Officer: uscsprivacy@computershare.com; data protection@computershare.co.uk

Activities relevant to the data transferred under these Clauses: … Performing services as set forth in more detail in the Agreement

Signature and date: …

Role (controller/processor): …Processor

…

B. DESCRIPTION OF TRANSFER/PROCESSING

Categories of data subjects whose personal data is transferred or processed

… The Customer Personal Data transferred concern the following categories of Data Subjects: Personal Data related to individuals associated with Customer and its affiliates’ past, current, and future shareholders and their representatives, directors, officers, employees.

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Appendix 2-11

Personal data elements transferred or processed

…The Customer Personal Data transferred concern the following categories of data (please specify):

basic personal identifiers (e.g., name, contact details, home/mobile telephone number), financial details (including shareholdings), identification data (e.g., usernames, passwords), date of birth, nationality, shareholder and/or account number, national identifier (SSN/SRN, etc.), bank account details, photographic, video information and/or audio recordings, email address, economic/financial data, official documents, location data (e.g., IP address), purchase/behavioral data, unique/device identifiers, passport, driver’s license, credit/debit card information (through a Computershare service provider), data of family/children and other beneficiaries

Sensitive data transferred or processed (if applicable) and applied restrictions or safeguards that fully take into consideration the nature of the data and the risks involved, such as for instance strict purpose limitation, access restrictions (including access only for staff having followed specialised training), keeping a record of access to the data, restrictions for onward transfers or additional security measures.

…None

The frequency of the transfer or processing (e.g. whether the data is transferred or processed on a one-off or continuous basis).

… The transfer will occur on a continuous basis throughout the duration of the Agreement.

Nature of the transfer or processing

… The Personal Data transferred will be subject to the processing activities described in the Agreement.

Purpose(s) of the data transfer and further processing

… The processing of Personal Data for the provision of the services by Computershare to Client set out in the Agreement.

The duration of the processing, (the period for which the personal data will be retained), or, if that is not possible, the criteria used to determine that period

… The duration of the processing of Personal Data by Customer under the Agreement is the period of the provision of services and the longer of such additional period as: (i) is specified in any provisions of the Agreement regarding data retention; and (ii) is required for compliance with law.

For transfers to (sub-) processors, also specify subject matter, nature and duration of the processing

… Transfers to subprocessors comprise the same categories of data subjects and Personal Data and duration as set out above. The subprocessors provide services to Company in connection with the delivery of the Services.

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Appendix 2-12

C. COMPETENT SUPERVISORY AUTHORITY

If applicable, Identify the competent supervisory authority/ies in accordance with Clause 13

- For transfers from the EU, the Commission for Data Protection (Grand-Duchy of Luxembourg);

- For transfers from the UK, the UK Information Commissioner’s Office;

- For transfers from Switzerland, the Swiss Federal Data Protection and Information Commissioner (FDPIC)

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Appendix 2-13

ANNEX 1

LIST OF SUBPROCESSORS

Sub-processors
Service Provider	Nature and Purpose of the Processing	Location of Processing
Cognizant Technology Solutions U.S. Corporation	Call center services, transaction data processing	USA (sub-processor is Cognizant Technology Solutions Philippines, Inc. which performs work in Philippines)

Cognizant Technology Solutions U.S. Corporation	Account reconciliation, software development and maintenance	USA (sub-processor is Cognizant Technology Solutions India Pvt Ltd. which performs work in India)

Conduent Securities Services, Inc.	Services for alternative investment/REIT clients	USA

CyberSource - US	Payment services, including credit card and other digital payments, and fraud management services	USA

Digital Media Innovations, LLC	Virtual meeting webcast for clients’ meetings (e.g., annual meetings)	USA, Ireland

Genesys Cloud Services, Inc.	Telephony Services and Technology	USA

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Appendix 2-14

Globe Tax Services Inc.	Foreign dividend tax withholding, reclamation, and related tax services.	USA

Group Five, LLC	Customer experience surveys	USA

iEnergizer Holdings Limited	Transaction data processing	India

InfoAge, Inc.	Address verification and update services	USA

Iron Mountain Information Management, Inc.	1) Off-site storage of records 2) Shredding services	USA

JPMorgan Chase	Account Validation and payment services, including credit card and other digital payments, and fraud management services	USA

LanguageLine Solutions	Telephone translation services	USA, UK

LexisNexis Risk Solutions	Identity verification, AML/KYC Screening, Fraud detection	USA

Microsoft Corporation	Microsoft 365: Email, OneDrive, SharePoint are utilized to conduct business including exchange email & data internally and externally	USA
	Azure: Utilized for storage, hosting, and processing data on Computershare websites	USA

National Quality Review, Inc.	Customer experience surveys	USA

OKTA	Identity and access management tool to manage and secure user authentication into Computershare applications	USA

Ping Identity Limited	Identity and access management tool to manage and secure user authentication into Computershare applications	USA

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Appendix 2-15

The Reach Agency Pty Limited	Custom Website Hosting for special projects and customer and client onboarding	Australia and USA

Shred-it USA LLC	Records Disposal Services	USA

Streamlined Communications US LLC	Teleconference provider used for virtual meeting services	USA

Trulioo, Inc.	Identity proofing & identity verification services using ID document verification with face match (selfie) and person match.	USA, Canada, Australia, EEA (Denmark, Ireland), Singapore, India, Vietnam.

Upwire Pty Ltd.	Email and text service provider	Australia

World Television Ltd.	Virtual meeting webcast for clients’ meetings (e.g., annual meetings)	United Kingdom, Spain, Switzerland

Third Parties
Service Provider	Nature and Purpose of the Processing	Location of Processing
Auditwerx, Inc.	Auditor	USA

Bank of America, N.A.	Banking	USA

BMO Harris Bank, N.A.	Banking	USA

The Bank of New York Mellon Corporation	Banking	USA

Citibank Europe plc, Citibank Europe, and Citibank, N.A.	Brokerage, banking, foreign exchange, and custody provider	USA

Deloitte US	Auditing and Consulting Services	USA

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Appendix 2-16

Ernst & Young LLP	Auditor	USA

Huntington Bank	Banking	USA

Liberty Mutual Insurance Company	Surety bond services	USA

JPMorgan Chase Bank, N.A	Banking	USA

PNC Bank, N.A.	Banking	USA

PricewaterhouseCoopers LLP	Auditor	USA

Protiviti Inc.	Auditor	USA

Western Alliance Trust Company, N.A.	Banking	USA

Truist Bank	Banking	USA

UMB Bank, N.A.	Banking	USA

U.S. Bancorp	Banking	USA

Wells Fargo Bank, N.A.	Banking	USA

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Appendix 2-17

Affiliate Sub-processors
Service Provider	Nature and Purpose of the Processing	Location of Processing
Computershare Technology Services AG Computershare Technology Services (UK) Limited Computershare Global Technology Services Limited Computershare Technology Services, Inc.	Global Technology Support Services – e.g.; Server maintenance and back-up, development, testing, hosting facility, call recordings, outbound dialler, email encryption, optimizing data including Machine Learning (ML) and Artificial Intelligence (AI) to improve customer processes, products and services.	USA, Switzerland, UK, Australia, Ireland, and Canada

Computershare Communications Services (CCS)	Print/mail, electronic communications	USA

Computershare Trust Company of Canada	Cash and share reconciliation services	Canada

Georgeson LLC	Shareholder clean-up/unclaimed asset programs	USA

Georgeson Securities Corporation	Introducing broker-dealer	USA

GTU Ops Inc.	Nominee and Custodian services, for foreign incorporated clients.	USA

Computershare Investor Services Inc.	Transaction data processing	Canada

Computershare Investor Services Plc	Transaction data processing, Call Center Services; Registry inspection and related services for U.K. incorporated clients	United Kingdom, Spain

Computershare Investor Services Pty Limited	Transaction data processing	Australia

Computershare Investor Services (Ireland) Limited	Registry inspection and related services for Ireland incorporated clients	Ireland

Computershare Investor Services (Jersey) Limited	Registry inspection and related services for Jersey incorporated clients	Jersey (Channel Islands)

Computershare Netherlands BV	Registry inspection and related services for Netherlands incorporated clients	Netherlands

…

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Appendix 2-18